                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            COMMUNICATE NOW.COM, INC.

                                    DELAWARE
            (State or jurisdiction of incorporation or organization)

                                     731900
              (Primary Std. Industrial Classification Code Number)

                                   74-2945581

                            (IRS Employer ID Number)

                     2015 Bird Creek Terrace, Suite 101/102
                                  P.O. Box 2309
                                Temple, TX 76502
                                  254-771-0999
          (Address and telephone number of principal executive offices)

                               ATTN: David Hancock
                     2015 Bird Creek Terrace, Suite 101/102
                                  P.O. Box 2309
                                Temple, TX 76502
                          254-771-0999 or 254-718-1956
(Address of principal place of business or intended principal place of business)

                             The Company Corporation
                                1013 Centre Road
                              Wilmington, DE 19805
                   (302) 636-5440 or 800-315-9420 (ext. 3214)
            (Name, address and telephone number of agent for service)
--------------------------------------------------------------------------------
         3,488,820 SHARES ARE BEING OFFERED BY SELLING SECURITY HOLDERS

     Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [X]

     If this Form is filed to  register  additional  securities  for an offering pursuant to Rule  462(b)  under the  Securities  Act of 1933,  please  check the following box and list the  Securities  Act of 1933  registration  number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act of 1933  registration  statement number of the earlier  effective registration statement for the same offering. [ ]

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(d)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act of 1933  registration  statement number of the earlier  effective registration statement for the same offering. [ ]

     If delivery of the  prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                    CALCULATION OF REGISTRATION FEE (1)(2)(3)
--------------------------------------------------------------------------------------------------------------------

  Title of Each Class of         Amount Being       Proposed Maximum       Proposed Maximum      Amount of Registration
Securities to be Registered        Offered         Offering Price per     Aggregate Offering            Fee
                                                      Share (1) (2)          Price (1) (2)
          Common                    3,488,820            .0078                $27,202.80              $ 7.57

Total Registration Fee:

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Selling shareholders hold all of the shares, which we are registering. These shares will be sold at prevailing market prices. We will not receive proceeds from the sale of shares from the selling shareholders.

We hereby  amend  this registration  statement on such  date or dates  as may be necessary to delay its  effective  date until we shall file a further  amendment which  specifically  states that this  Registration  Statement shall  thereafter become  effective in accordance  with Section 8(a) of the Securities Act of 1933 or until this Registration  Statement shall become effective on such date as the
Commission, acting pursuant to Section 8(a) may determine.

The  information  in this prospectus  is not complete  and may be  changed.  Our selling  shareholders  may not sell  these  securities  until  the  registration statement filed with the Securities and Exchange  Commission is effective.  This prospectus is not an offer to sell these  securities and it is not soliciting an offer to buy  these  securities  in any  state  where  the  offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED DECEMBER 22, 2000

                            Communicate Now.com, Inc.

                        3,488,820 shares of Common Stock

     Our current shareholders are offering 3,488,820 shares of our common stock.

     Our common stock is not now listed on any national  securities  exchange or the NASDAQ stock market.

     The selling  security  holders may offer their shares at any price. We will pay all expenses of registering the securities.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY
PERSONS WHO CAN  AFFORD THE  LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS"
BEGINNING ON PAGE 8.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED OR  DISAPPROVED  OF THESE  SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

The  information  in this  prospectus is  not complete and  may be changed.  Our selling  shareholders  may not sell  these  securities  until  the  registration statement filed with the Securities and Exchange  Commission is effective.  This prospectus is not an offer to sell these  securities and it is not soliciting an offer to sell  these  securities  in any  state  where  the offer or sale is not permitted.

          The date of this preliminary prospectus is December 22, 2000.
     ----------------------------------------------------------------------

                              Offering Information

                                          TOTAL                 PER SHARE
                                      -------------         ---------------
Estimated offering expenses (1)           $0.00                    $0.00

The  information in  this  prospectus is  not complete  and may be  changed.  We may not sell these securities  until the  registration  statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell  these  securities  and it is not  soliciting  an  offer  to sell  these securities in any state where the offer or sale is not permitted.

          The date of this preliminary prospectus is December 22, 2000

                                TABLE OF CONTENTS

Page

PART I - INFORMATION REQUIRED IN PROSPECTUS

o        Our Poor Financial Condition Raises Substantial Doubt About
         Our Ability To Continue As A Going Concern; You Will Be
         Unable To Determine Whether We Will Ever Become Profitable................. 8
o        Because We Are A Development Stage Company With A Limited
         Operating History, You Will Be Unable To Evaluate Our Business............. 8
o        Our Business Is Dependent Upon Obtaining And Retaining Advertising
         Customers; If We Fail To Obtain A Substantial Number Of Advertising
         Customers Our Revenues And Operations Will Be Negatively Impacted.......... 9
o        We Will Rely Upon Third Parties For The Technological Components
         Of Our Business; Any Failures On The Part Of Our Third Party Providers
         May Negatively Impact Our Operations....................................... 9
o        We Have Only Two Possible Revenue Sources Regarding Our Internet
         Display Advertising Business; If These Sources Are Inadequate, Our
         Operations And Financial Condition Will Be Negatively Impacted............. 9
o        We Have No Insurance To Cover Risk Of Loss From Theft Or Damage To
         Personal Computers And Digital Cameras That We Provide To Our Sales
         Force; If Any Such Events Occur We May Incur Losses That Negatively
         Impact Our Financial Condition............................................  9
o        We Devote Substantial Resources To Our Business Information Database
         From Which We Receive No Direct Revenues; If Our Costs Related To The
         Information Database Exceed Our Revenue Sources, Our Financial Condition
         Will Be Negatively  Impacted..............................................  9
o        Our Agreements With Acxiom Corporation And Interliant May Be Terminated
         By Either Party At Any Time; If We Fail To Find Companies To Replace These
         Companies Services, Our Operations Will Be Negatively Impacte............. 10
o        Our Sales Force Will Be Compensated Solely On A Commission Basis; If We
         Are Unable To Retain Sales Personnel And/Or Hire Replacement Sales Persons
         On A Timely Basis, Our Advertising Revenues Will Be Negatively Impacted... 10
o        Because We Have No Managerial, Marketing Or Technical Expertise
         In Internet-Related Operations, We Will Require Substantial Assistance
         From Third Parties........................................................ 10
o        Because We Are Vulnerable To Security Breaches, Glitches And Other
         Computer Failures Our Business Could Be Adversely Affected................ 10
o        Because Our Capital Requirments May Vary Substantially We May Need
         To Obtain Additional Capital. If We Fail To Obtain Additional Capital
         When Required, We May Be Unable To Implement Our Business Plan............ 10
o        Because We May Be Unable To Attract And Retain Qualified Personnel,
         Our Business, Financial Condition And Operating Results Could Be
         Adversely Affected........................................................ 11
o        We May Not Be Able To Obtain A Trademark For Communicate Now.Com
         And/Or Bizfinders.Com. In Which Case Our Brand Name Recognition May Be
         Negatively Impacted....................................................... 11
o        Any Reduction In Our Sales Force Could Negatively Impact Our Operations... 11
o        Because We Face Intense Competition, We May Be Unable To Successfully
         Market Our Business....................................................... 11
o        Because Our Principal Stockholders Retain Control Over A Majority Of
         The Issued And Outstanding Shares, You Will Be Severely Limited In
         Your Ability To Affect Change In How We Do Business....................... 12
o        Because Conflicts Of Interest Exist Among Our Directors, You Should
         Exercise Caution Before Your Purchase..................................... 12
o        Because We Have Never Paid Dividends, You Should Exercise Caution

  ITEM 23. Changes In and Disagreements With Accountants on
              Accounting and Financial Disclosure..................................  x

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 24. Indemnification of Directors and Officers...............................  x
  ITEM 25. Other Expenses of Issuance and Distribution.............................  x
  ITEM 26. Recent Sales of Unregistered Securities.................................  x
  ITEM 27. Exhibits................................................................  x
  ITEM 28. Undertakings............................................................  x

ITEM 3.           SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY

     This prospectus  contains  statements about our future business  operations
that  involve  risks  and   uncertainties.   Our  actual  results  could  differ
significantly  from our  anticipated  future  operations,  as a  result  of many factors,  including those identified in the "Risk Factors"  beginning on page 8.
The prospectus  summary is limited to highlighting the most significant  aspects of the offering.  You should  carefully read all  information in the prospectus, including the financial  statements and their explanatory notes, prior to making an investment decision.

OUR COMPANY:
     We were incorporated in the State of Delaware on January 31, 2000 to engage in an Internet based advertising  business.  We are a development stage company.
Our principal  executive offices are located at 2015 Bird Creek Terrace,  Suites
101 and 102, Temple,  TX 76502.  Our telephone  number is  254-771-0999.  We are authorized  to issue  100,000,000  shares  of common  stock of which  22,998,820 shares are issued and  outstanding.  We are not  currently  authorized  to issue preferred stock.

OUR BUSINESS:
     We have had limited  operations,  no revenues and we have sustained  losses since our  inception.  We have  developed a website at  www.bizfinders.com  that began  operations  on  November  1,  2000.  This  website  contains  a  business information  database  consisting  of  names,  addresses  and phone  numbers  of approximately 11 million U.S.  businesses  through which visitors to our website may use a search engine to locate businesses. Searches may be made under subject category,  city,  state,  actual name of business and zip code.  We obtained the license to use this business database from Acxiom Corporation. We will obtain no revenue from the searches of our  database;  instead our revenue will be derived from  Internet  display  advertisements  that appear on our  website,  which are developed  through  real  time  face to face  interaction  with our  advertising customers.  Our services do not involve the development or design of websites on behalf of our  customers.  Our current  business plans are to develop and expand our Internet  advertising  business.  In March 2000, we began limited operations consisting of our sales personnel conducting personal visits to small businesses to demonstrate our Internet display  advertisements.  Our marketing plans are to expand the promotion of our Internet  display  advertisements  throughout  major metropolitan  areas in the State of Texas by using our sales force and billboard advertising  to attempt to promote the advantages of our  advertisements.  There are no  assurances  that we will have  sufficient  funds to develop our business plans,  including hiring sales personnel and purchasing  equipment for our sales personnel.

THE OFFERING:
     As of the date of this prospectus, we had 22,998,820 shares of common stock outstanding  and no shares of  preferred  stock  outstanding.  This  offering is comprised  entirely of shares of our common  stock held by our selling  security holders.

     Although we have agreed to pay all offering  expenses,  we will not receive any proceeds from the sale by the selling security holders of their  securities.
We anticipate offering expenses of approximately $50,000. Because we have now no revenue  sources,  we may borrow funds from our  management or others to pay the offering expenses.

OUR FINANCIAL SUMMARY:
     Because  this is only a  financial  summary,  it does not  contain  all the financial  information that may be important to you. Therefore,  you should also carefully read all the information in this  prospectus,  including the financial statements and their explanatory notes before making an investment decision.

----------------------------------- -------------------------------------------
          STATEMENT OF OPERATIONS          PERIOD FROM INCEPTION
                                              TO OCTOBER 31, 2000.
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Net Sales                                     $0.00
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Cost of Sales                                   N/A
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Gross Profit                                  $0.00
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Operating Expenses                         $631,961
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Loss from Operations                       $631,961
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Other Expenses, Net                          $1,845
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Net Loss                                   $633,806
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Net Loss per Common Share                     $0.03
----------------------------------- -------------------------------------------

----------------------------------- -------------------------------------------
           BALANCE SHEET                    PERIOD FROM INCEPTION
                                               TO OCTOBER 31, 2000.
----------------------------------- -------------------------------------------
------------------------------------------------------------------------------
                                            ASSETS
------------------------------------------------------------------------------
----------------------------------- -------------------------------------------
Total Current Assets                        $21,098
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Other Assets                               $200,000
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Total Assets                               $338,627
----------------------------------- -------------------------------------------
-------------------------------------------------------------------------------
                           LIABILITIES & STOCKHOLDER'S EQUITY
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Current Liabilities:

-------------------------------------------------------------------------------
----------------------------------- -------------------------------------------
Accounts Payable & Accrued Liabilities       $14,214
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Note Payable - Current Portion                $6,410
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Note Payable to Stockholder                  $30,000
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Note Payable to Bank                         $42,000
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Commitment to issue common stock for
services                                     $ 71,740
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Total Current Liabilities                    $164,274
----------------------------------- -------------------------------------------
-------------------------------------------------------------------------------
Long Term Liabilities:
-------------------------------------------------------------------------------
----------------------------------- -------------------------------------------
Note Payable - Net of Current Portion        $11,339
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Total Liabilities                           $175,613
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Total Stockholder's Equity                  $163,014
----------------------------------- -------------------------------------------
----------------------------------- -------------------------------------------
Total Liabilities and Stockholder Equity    $338,627
----------------------------------- -------------------------------------------

RISK FACTORS

AN  INVESTMENT  IN THE  SHARES OF COMMON STOCK  OFFERED  IN  THIS  PROSPECTUS
INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE  PROSPECTIVE  INVESTORS THAT WE
WILL CONTINUE OPERATIONS, GENERATE REVENUES OR MAKE A PROFIT IN THE FUTURE.

OUR  POOR FINANCIAL CONDITION  RAISES SUBSTANTIAL  DOUBT ABOUT OUR ABILITY TO
CONTINUE AS  A GOING CONCERN;  YOU WILL BE UNABLE TO DETERMINE  WHETHER WE  WILL
EVER BECOME PROFITABLE.
     We are a development stage company with no revenues.  From our inception to
October 31,  2000,  we incurred  operating  losses of $633,806 and had a working capital  deficiency of $143,176.  As such, there is substantial  doubt about our ability to continue as a going concern.  We anticipate  that we will  experience continued losses, even if we obtain funding through various financing means. Our poor financial  condition could adversely  affect our ability to hire employees, develop  our  website  or  purchase  equipment  and  inventory.  Because  we are currently  operating at a substantial loss, with a limited operating history and no reliable revenue source,  an investor cannot determine if we will ever become profitable.

BECAUSE WE  ARE A DEVELOPMENT STAGE COMPANY WITH A LIMITED OPERATING HISTORY,
YOU  WILL BE UNABLE TO EVALUATE OUR BUSINESS.
     Our business has consisted only of our  development of a business  database website. You must consider the risks and difficulties  frequently encountered by development  stage companies in the Internet  business,  which have little or no operating  history,  including whether we will be able to overcome the following challenges:

o   Whether we  can establish  a presence on  the Internet or develop a customer base;
o   Our ability to adequately train our sales force in how to sell and construct our Internet display advertisements;
o   Inordinate development expenses;
o   Dependence on our Internet display advertising  business and consumer search services that have only had limited market acceptance;
o   Whether  we  are  able  to  compete effectively  against already established
    Internet  websites  offering  the same  type  of  business  database  search services;
o   Our ability  to generate sufficient  revenues to offset substantial costs of implementing a  sales force,  developing customer support and administrative infrastructure,  and  enhancing  technologies pertaining  to our website and operations; and
o   Our  ability  to attract and   retain customers  despite  traditionally high
    attrition rates among Internet-related start-ups.

     Because  significant up front  advertising,  sales,  and other expenses are
required  to  develop  and  expand  our  Internet  display  advertisements,   we
anticipate  that we may incur losses until  revenues are sufficient to cover our
operating  costs.   Future  losses  are  likely  before  our  operations  become profitable. As a result of our limited operating history, you will have no basis upon which to accurately forecast our:

o        Total Revenues;
o        Gross and operating margins; and
o        Labor costs

     Accordingly,  you have no basis upon which to judge our  ability to develop our business and you will be unable to forecast our future growth.

OUR BUSINESS IS DEPENDENT UPON OBTAINING AND RETAINING ADVERTISING CUSTOMERS;
IF WE FAIL TO OBTAIN A SUBSTANTIAL NUMBER OF ADVERTISING CUSTOMERS OUR REVENUES
AND OPERATIONS WILL BE NEGATIVELY IMPACTED.
     Our  ability  to  expand  our  business  is  dependent  upon the  number of advertisers  that  advertise on our website.  To date, we have only  attracted a limited  number of  advertisers  to our  website.  The use of the Internet as an advertising  medium  is a  relatively  new  form of  advertising  that  has only achieved limited market acceptance.  Many advertisers have limited experience on the Internet and are  reluctant to use Internet  advertising.  Accordingly,  our advertising  services  may not gain  market  acceptance.  Even if we to obtain a sales  force to  generate  customers,  their are no  assurances  that we will be successful  in  generating  advertising  revenues  from  our use of such a sales force. If we are  unsuccessful in making  advertising  sales, our operations and financial condition will be negatively impacted.

WE  WILL  RELY UPON  THIRD  PARTIES FOR THE  TECHNOLOGICAL COMPONENTS  OF OUR
BUSINESS; ANY FAILURES ON THE PART OF OUR THIRD PARTY PROVIDERS MAY NEGATIVELY
IMPACT OUR OPERATIONS.
     We will rely on third  parties to maintain,  house and operate our Internet servers.  Although  our  agreements  with these third  parties  include  service agreements  in the event of any failures,  there is no assurance  that the third parties  will  comply  with the terms of the  service  agreements.  Any  service interruptions resulting from failures by third party maintenance providers would have a negative impact on our business.

     In  addition,  we will rely upon third  parties to process our billings and payments due to us. Any service interruptions by these third party providers due to computer  failures,  labor problems,  credit card fraud, or other  unforeseen developments, could cause accounting errors or possible cash flow disruptions.

     We also are  reliant  upon third party  providers  to write and improve our software per our specifications.  These third parties may be unable to keep pace with new technology that may be implemented into our software and keep pace with the rapidly changing Internet arena.

     Any such failures on the part of our third party providers could negatively impact our operations and financial condition.

WE  HAVE ONLY  TWO METHODS OF GENGERATING REVENUES FROM OUR INTERNET  DISPLAY
ADVERTISING  BUSINESS;  IF THESE METHODS  ARE  INADEQUATE,  OUR  OPERATIONS  AND
FINANCIAL CONDITION WILL BE NEGATIVELY IMPACTED.
     We now  have  only  two  methods  by  which  consumers  may be  potentially attracted to our Internet display advertising  services:  billboard  advertising and our sales persons visiting prospective  advertising customers at their place of business.  There are no assurances that our billboard advertising or personal
sales  visits will be  effective   means by  which  to attract  customers to our
form of  advertising.  If these  means of  attracting  advertising  revenue  are inadequate, our operations and financial condition will be negatively impacted.

WE  HAVE NO INSURANCE  TO COVER RISK OF LOSS FROM THEFT OR DAMAGE TO PERSONAL
COMPUTERS AND DIGITAL  CAMERAS THAT WE WILL  PROVIDE TO OUR SALES FORCE;  IF ANY
SUCH  EVENTS  OCCUR WE MAY  INCUR LOSSES THAT  NEGATIVELY IMPACT  OUR  FINANCIAL
CONDITION.
     We will be providing our salespersons with personal  computers to construct the Internet  advertisements  and digital cameras to take pictures of businesses that will be incorporated into the  advertisements.  We may experience loss from theft or damage to this  equipment;  however,  we have no insurance  coverage to cover any such risk of loss.  Accordingly,  any  losses  from theft or damage to this equipment may negatively impact our financial condition.

WE   DEVOTE SUBSTANTIAL  RESOURCES TO OUR BUSINESS INFORMATION  DATABASE FROM
WHICH WE RECEIVE  NO DIRECT REVENUES;  IF OUR  COSTS RELATED TO THE  INFORMATION
DATABASE EXCEED OUR REVENUE SOURCES,  OUR FINANCIAL CONDITION WILL BE NEGATIVELY
IMPACTED.
     We pay Axciom Company a fee for the right to use their business information database software.  We also have other associated costs to our business database such as our servers.  Despite these costs, we derive no direct revenues from our business  database or searches  conducted on this database.  Although  increased visitation  to our business  database may enhance our  prospects  for  increased advertising  sales,  there  are no  assurances  that we will  be  successful  in attracting  increased visitation to our website or that any increased visitation to  our  website  will  result  in  increased  sales  of  our  Internet  display advertising.  If the costs of maintaining  our  information  database exceed our advertising revenues,  our operations and financial condition will be negatively impacted.

OUR  AGREEMENTS WITH ACXIOM  CORPORATION AND INTERLIANT  MAY BE TERMINATED BY
EITHER PARTY AT ANY TIME; IF WE FAIL TO FIND COMPANIES TO REPLACE THESE COMPANIES
SERVICES, OUR OPERATIONS WILL BE NEGATIVELY IMPACTED.
     Our agreements  with Acxiom  Corporation,  our data base  supplier,  may be terminated  by either  party,  at any time,  with a 90 day notice.  In addition, either party may terminate our agreements with Interliant,  our server supplier, at any time,  with a 30-day  notice.  If these  agreements are terminated and we fail to find  companies  to  replace  these  services,  our  operations  will be negatively impacted.

OUR SALES FORCE WILL BE  COMPENSATED SOLELY ON A  COMMISSION BASIS; IF WE ARE
UNABLE  TO RETAIN  SALES PERSONNEL  AND/OR  HIRE REPLACEMENT SALES  PERSONS ON A
TIMELY BASIS, OUR ADVERTISING REVENUES WILL BE NEGATIVELY IMPACTED.
     Our sales personnel will be compensated only on a commission  basis. If our sales personnel fail to generate enough  advertising  sales to provide them with what they perceive to be adequate compensation, they will seek other employment.
Accordingly, we may experience high attrition rates among our sales force. If we fail to maintain an adequate sales force on a continual  basis,  our advertising revenues will be negatively impacted.

BECAUSE WE HAVE NO MANAGERIAL, MARKETING OR TECHNICAL EXPERTISE IN INTERNET-
RELATED OPERATIONS, WE WILL REQUIRE SUBSTANTIAL ASSISTANCE FROM THIRD PARTIES.
     Our management has no Internet management,  marketing or technology related work experience.  We will require  substantial  assistance from third parties to manage,  market and  develop  our  product  and  services.  Unless  our  current management has the financial resources to hire qualified  computer,  database or network personnel, the overall presentation and technical aspects of our website and quality of our information  database and Internet display advertising may be negatively impacted.

BECAUSE WE ARE  VULNERABLE TO SECURITY BREACHES,  GLITCHES AND OTHER COMPUTER
FAILURES OUR BUSINESS COULD BE ADVERSELY AFFECTED.
     The secure transmission of confidential information over public networks is a critical element of our operations. A party who is able to circumvent security measures could misappropriate  proprietary information or cause interruptions in our operations.  If we are unable to prevent  unauthorized  access to our user's information and  transactions,  the computer  component of our business could be harmed. Although we intend to implement  industry-standard security measures, we cannot assure that these measures will prevent future security breaches. Because our  software  and services  are  dependent  upon the  integrity of software and hardware  systems  we obtain  from third  parties,  security  breaches  in these systems could materially adversely affect our business,  financial condition and operating results. In this regard we face the following risks:

o   Heavy stress placed on our systems that could cause systems failures or operation of our systems at unacceptably low speeds;
o   Failures in our system could also be caused by acts beyond our control, such as  failures caused by our online service  providers; and
o   Failures or shortcomings in our record-keeping and data processing functions performed by third parties:

     Any  significant  compromise  of our  system's  security  could  hinder our ability to broaden our customer base and  positively  promote our brand name and
could  materially  adversely  affect  our  business,   financial  condition  and
operating results.

BECAUSE  OUR CAPITAL  REQUIREMENTS MAY VARY SUBSTANTIALLY AT CERTAIN TIMES, WE
MAY NEED TO OBTAIN  ADDITIONAL CAPITAL.  IF WE FAIL TO OBTAIN ADDITIONAL CAPITAL
WHEN REQUIRED, WE MAY BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.
     We require  substantial  amounts of revenue to implement our business plan.
Our  capital  requirements  may  vary  substantially  depending  on our  rate of development  and other  factors.  We plan to generate  revenue  from the sale of
Internet display advertisements. Even if we begin sales and marketing campaigns, we may not generate enough revenue to achieve profitability.  Furthermore, as we continue to develop our business,  our operating expenses will increase. We plan to increase our operating expenses as we:

o        Continue to develop our website and database;
o        Increase marketing activities and advertising efforts;
o        Hire salespersons and other necessary employees and consultants;
o        Purchase computer hardware for salespersons;
o        Purchase or lease other assets; and
o        Increase our general and administrative functions to support our developing operations.

     In addition,  the actual costs of implementing  and developing our business may be more expensive than we currently  anticipate.  Increases in  expenditures will depend on many  factors  including  but not limited to, our advertising and marketing  expenses,  the number of personnel we hire, the amount and quality of the  equipment  we purchase,  and the assets we decide to purchase or lease.  We cannot  assure  that we will have  sufficient  financial  resources  to meet our capital needs or to operate  profitably.  Our  inability to obtain  financing or
raise  capital  could  impair  our  ability  to  market  our  Internet   display
advertisements and operate our business  database.  If adequate financing is not available,  we may be  required  to  curtail  operations  or to obtain  funds by entering into agreements on unattractive terms.

BECAUSE  WE MAY BE UNABLE  TO ATTRACT AND  RETAIN  QUALIFIED  PERSONNEL,  OUR
BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED.
     Our current and future success depends on our ability to identify, attract, hire, train,  retain and motivate various  employees and consultants,  including skilled  technical,  managerial  and  professional  personnel  as well as sales, marketing and customer  service  personnel.  Competition  for  Internet-specific employees  is intense  and we may be unable to  attract or retain the  technical professionals  necessary to maintain an effective website and business database.
Even if we out-source  our  Internet-related  work, we may not be able to afford the fees  associated  with  doing  so.  If we fail to  attract  and  retain  the necessary managerial,  sales, marketing and customer service personnel,  we will be  unable  to  develop  or  retain  a  sufficient  customer  base to  fund  our operations.

WE MAY  NOT BE  UNABLE TO OBTAIN  A TRADEMARK FOR COMMUNICATE NOW.COM  AND/OR
BIZFINDERS.COM.  IN WHICH  CASE OUR BRAND  NAME RECOGNITION  MAY  BE  NEGATIVELY
IMPACTED.
     We will attempt to obtain brand name  recognition  and  protection  for our
Internet  names,   Communicate  Now.Com  and  BizFinders.Com.   The  regulations
regarding  the  protection  of  domain  names as  trademarks  are  evolving  and unpredictable.  We may be unable to prevent third parties from acquiring  domain names  similar to our domain  names.  If a third party was to infringe  upon our domain names we may become  involved in litigation  that may be costly and time-
consuming. In addition, any challenge to our domain names may decrease the value of our trademarks or other proprietary  rights. Any decrease in the value of our domain  names  may  result  in our  operations  and  financial  condition  being negatively impacted.

ANY REDUCTION IN OUR SALES FORCE COULD NEGATIVELY IMPACT OUR OPERATIONS.
     We plan to employ a sales staff of  approximately  126 sales  persons and 3 sales managers over the next twelve  months.  We cannot assure that we will have available  financial  resources  needed to implement a sales force of this size.
The costs associated with hiring our anticipated  sales force and equipping them with computers and digital cameras may exceed our financial resources,  in which case we will be unable to hire the  anticipated  number  of sales  persons.  Any reduction in our sales force may negatively impact sales of our Internet display advertisements.

BECAUSE WE FACE INTENSE COMPETITION,  WE MAY BE UNABLE TO SUCCESSFULLY MARKET
OUR INTERNET DISPLAY ADVERTISEMENTS.
     The Internet  business  database and Internet phone book market is becoming increasingly  competitive  with  hundreds  of  competitors.  Some of our biggest competitors include:
o   The  Southwestern  Bell  Yellow  Pages;
o   The AT&T Phone Books; and
o   On-line Directories including:
    o   The AnyWho Internet Directory;
    o   GTE Internet  Directories and Business Phone Books;  and
    o   The Big Yellow Internet Directory.

     Our ability to compete will be based on our success in  distinguishing  our website from our competitors. Because we do not operate an exclusive database of information,  we will encounter  difficulties in distinguishing our website from others. In addition,  the business  information  accessible  through our website will be available elsewhere on the Internet and in other informational  formats, as indicated above. We also do not have an established  brand name or reputation while our competitors have  significantly  greater brand  recognition,  customer bases,  operating  histories and financial and other resources.  There can be no assurance that we will be able to compete in the Internet advertising  business, which may negatively impact market awareness and acceptance of our business.

BECAUSE  OUR PRINCIPAL  STOCKHOLDERS RETAIN  CONTROL OVER A  MAJORITY OF  THE
ISSUED AND OUTSTANDING SHARES,  YOU WILL BE SEVERELY  LIMITED IN YOUR ABILITY TO
AFFECT CHANGE IN HOW WE DO BUSINESS.
     Our  principal  stockholders,  Mr.  David  Hancock  and  Damber  Production
Company,  collectively  own  approximately  82%  of our  common  stock  and  the remaining  stockholders own  approximately 18% of our common stock. As a result, our two  principal  stockholders  have  significant  influence  over all matters requiring  approval  by  our  stockholders  without  the  approval  of  minority stockholders.  In  addition,  they are able to elect all of the  members  of our
Board of Directors,  which allows them to significantly  control our affairs and management.  They are also  able to  affect  most  corporate  matters  requiring stockholder approval by written consent, without the need for a duly noticed and duly-held  meeting of  stockholders.  Such control  could  adversely  affect the market value of our common stock or delay or prevent a change in our control.

BECAUSE CONFLICTS OF INTEREST EXIST AMONG OUR DIRECTORS,  YOU SHOULD EXERCISE
CAUTION BEFORE YOUR PURCHASE.
     Because some of our officers,  directors and stockholders  are, and may, in the future,  become  involved in other  business  activities,  our  officers and directors  may face a conflict  of interest  in  selecting  between us and their other business interests.  We have not formulated a policy for the resolution of such conflicts. One of our directors, Randal Leblanc is also the principle owner of JCL Associates and holds 125,000 of our common stock options.  JCL Associates has a software  development  agreement with us and has developed the software we use in our Internet display  advertising  business.  JCL Associates received our common stock in return for their  development  of this software.  Mr.  Leblanc's position as our director and as the  principal  owner of a company that provides services to us may create a conflict  of  interest.  There can be no  assurances that any such  conflicts or other  potential  conflicts  will be resolved in our best interests.

BECAUSE  WE HAVE  NEVER PAID DIVIDENDS,  YOU SHOULD EXERCISE  CAUTION  BEFORE
MAKING AN INVESTMENT.
     As a new company,  we have never paid  dividends nor do we  anticipate  the declaration or payments of any dividends in the foreseeable future. We intend to retain  earnings,  if any,  to finance  the  development  and  expansion  of our business. Future dividend policy will be determined by our Board of Directors at their sole discretion and will be contingent upon future  earnings,  if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

ITEM 4. USE OF PROCEEDS

     Not  Applicable.  We will not  receive  any  proceeds  from the sale of the securities by the selling security holders.

ITEM 5.  DETERMINATION OF OFFERING PRICE

     Not Applicable.  The selling security holders will be able to determine the price at which they sell their securities.

ITEM 6.  DILUTION

     Not  Applicable.  We are not  offering  any  shares  in  this  registration
statement.   All  shares  are  being   registered   on  behalf  of  our  selling
shareholders.

ITEM 7.  SELLING SECURITY HOLDERS

     The selling  security  holders named below are selling the securities.  The table assumes that all of the securities will be sold in this offering. However, any or all of the securities  listed below may be retained by any of the selling security  holders,  and  therefore,  no accurate  forecast can be made as to the number of  securities  that will be held by the selling  security  holders  upon termination  of this  offering.  We believe  that the selling  security  holders listed in the table have sole voting and  investment  powers with respect to the securities  indicated.  We will not  receive any  proceeds  from the sale of the securities by the selling security holders.

------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Name                       Relationship With          Amount          Amount To Be           Amount             Percentage
                                 Issuer                Owned           Registered            Owned                 Owned
                                                 Prior to Offering                       After Offering            After
                                                                                                                 Offering
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Amos, Charles D.                                10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Atanian, Debra M.                               2,000                2,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Best, William                                   16,000               16,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Birdwell, James Jr.                             30,000               30,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Bitters, Charles           Consultant           600,000              600,000          0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Bitters, Helen                                  5,000                5,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Boatwright, Nika M.                             10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Brandt, Chance Wade                             30,000               30,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Burson, Byron                                   10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Butler, Tim D.                                  2,500                2,500            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Carruth, Johnny Bob                             425,000              375,000          50,000
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Chance Research Corp.                           250,000              250,000          0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Cleveland, Charlie                              500,000              450,000          50,000
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Crabtree, Peter                                 1,250                1,250            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Damber Productions,                             9,450,000            250,000          9,200,000             40%
Corp.
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Dlugosch, Pete                                  10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Drum, Max                                       20,000               20,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Dunn, Hal                                       10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Eudaly, Tom R.                                  10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Gann, Brandy                                    5,000                5,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Glenn Pattern Family,                           50,000               50,000           0
L.P.
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Hall, Barrett                                   100,000              100,000          0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Hallford, Mike                                  10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Hamilton, Brenda Lee      Law Firm              100,000              100,000          0
Law Offices
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Hamilton, John                                  5,000                5,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Hancock, David            President and         9,441,500            250,000          9,191,500             40%
                          Director
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Hanson, Thomas                                  1,000                1,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Harless, Sheila                                 10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Harris, Carolyn                                 1,000                1,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Harris, Henry                                   21,000               21,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Irby, Jim                                       30,000               30,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Jacoby, Allen, J.                               20,000               20,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
JCL Associates, Inc.      Software Service
                          Provider              50,000               50,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Lacy, Chad                                      20,000               20,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Lancaster, B. Joye                              1,000                1,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Lane, Charlene                                  120,000              100,000          20,000
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Langerhans, Roy R.                              2,000                2,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Lisner, Tracy                                   10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Lynam, Bruce                                    5,000                5,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
McCarthy, Elsie                                 5,000                5,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
McDonald, Christel                              1,000                1,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
McGregor, Chris                                 5,000                5,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
McNeely, Lance                                  10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Michael, Richard                                150,000              150,000          0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Mitchell, J. Brad                               5,000                5,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Morrison, Jeff                                  3,500                3,500            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Newton, Tommy                                   2,500                2,500            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Oplinger, T.                                    20,000               20,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Ozgo, Tom                                       3,920                3,920            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Ozgo, Thomas W.                                 1,250                1,250            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Petree, Monte                                   20,000               20,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Petter, Roger A.                                25,000               25,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Powers, Jimmy                                   50,000               50,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Reider, John L.                                 10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Rideout, John T.                                20,000               20,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Rhoads, Michael                                 2,000                2,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Roth, David                                     2,500                2,500            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Sanderson, Bruce                                10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Scheible, Margarette                            15,000               15,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Seay, Jimmy                                     5,000                5,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Sims, John F.                                   5,000                5,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Smith, Carl                                     10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Smith, Jackie                                   10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Smith, Shane D.                                 10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Stephenson, James A.                            900                  900              0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Texas Industrial Scrap                          25,000               25,000           0
Metal, Inc.
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Vaca, Gabriel                                   2,500                2,500            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Vogel, Luther N.                                1,000                1,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Wang, Margaret Yuk Chu                          100,000              100,000          0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Waskom, Sam D.                                  2,000                2,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Weatherford, David                              2,000                2,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Williams, Clay                                  1,000                1,000            0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Williams, J. Marvin                             10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Winkler, Jack                                   10,000               10,000           0
Motors, Inc.
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Winkler, Jack                                   10,000               10,000           0
Resource Limited
Partnership
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Winkler, John                                   10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Ying Wai Lam, Patrick                           20,000               20,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
Zerr, Stephen J.                                10,000               10,000           0
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------
TOTAL                                           22,000,320           3,488,820        18,511,500            80.5%
------------------------- --------------------- -------------------- ---------------- --------------------- --------------------

     We intend to seek  qualification for sale of the securities in those states where the securities will be offered.  That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are  exempt  from  qualification  in the  states  in which  the  selling shareholders  or proposed  purchasers  reside.  There is no  assurance  that the states in which we seek qualification will approve of the security resales.

ITEM 8.  PLAN OF DISTRIBUTION

     Our Selling Shareholders are offering 3,488,820 shares of our common stock.

     The selling  shareholders  may sell their shares at any price.  We will not receive proceeds from the sale of shares by the selling shareholders.

     The  securities  offered  by this  prospectus  will be sold by the  selling security  holders or by those to whom such  shares are  transferred.  We are not aware of any  underwriting  arrangements  that  have  been  entered  into by the selling  security  holders.  The  distribution  of the securities by the selling security holders may be effected in one or more transactions that may take place in the  over-the-counter  market,  including  broker's  transactions,  privately negotiated  transactions  or  through  sales to one or more  dealers  acting  as principals in the resale of these securities.

     Any of the selling  security  holders,  acting alone or in concert with one another,  may be considered  statutory  underwriters under the Securities Act of
1933, if they are directly or indirectly  conducting an illegal  distribution of
the  securities  on  behalf  of  our  corporation.   For  instance,  an  illegal
distribution may occur if any of the selling security holders were to provide us with cash  proceeds  from their sales of the  securities.  If any of the selling shareholders  are  determined  to  be  underwriters,  they  may  be  liable  for securities  violations in  connection  with any material  misrepresentations  or omissions made in this prospectus.

     In  addition,  the  selling  security  holders  and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters"
within  the  meaning  of the  Securities  Act of 1933,  and the  commissions  or discounts  and  other  compensation  paid to such  persons  may be  regarded  as underwriters' compensation.

     The selling  security holders may pledge all or a portion of the securities owned  as  collateral  for  margin  accounts  or in loan  transactions,  and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such loan  transaction  would have the same  rights of sale as the  selling  security holders under this prospectus.  The selling security holders may also enter into exchange  traded listed option  transactions,  which require the delivery of the securities  listed under this prospectus.  The selling security holders may also transfer  securities  owned  in  other  ways  not  involving  market  makers  or established trading markets, including directly by gift, distribution,  or other transfer without consideration,  and upon any such transfer the transferee would have the  same  rights  of sale as such  selling  security  holders  under  this prospectus.

     In addition  to the above,  each of the  selling  security  holders and any other person  participating in a distribution will be affected by the applicable
provisions  of  the  Securities  Exchange  Act  of  1934,   including,   without
limitation,  Regulation  M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

     There can be no assurances that the selling security holders will sell any or all of the  securities.  In order to comply with state  securities  laws,  if applicable, the securities will be sold in jurisdictions only through registered or licensed  brokers or dealers.  In various  states,  the securities may not be sold unless these  securities have been registered or qualified for sale in such state or an exemption from  registration  or  qualification  is available and is complied with. Under applicable rules and regulations of the Securities Exchange
Act of 1934, as amended,  any person engaged in a distribution of the securities may not  simultaneously  engage in market-making  activities in these securities for a period of one or five  business  days  prior to the  commencement  of such distribution.

     All of the  foregoing  may  affect  the  marketability  of the  securities.
Pursuant to the various agreements we have with the selling security holders, we will  pay  all  the  fees  and  expenses  incident  to the  registration  of the securities,  other  than  the  selling  security  holders'  pro  rata  share  of underwriting  discounts  and  commissions,  if any,  which  is to be paid by the selling security holders.

     Should any  substantial  change occur regarding the status or other matters concerning the selling security  holders,  we will file a Rule 424(b) prospectus disclosing such matters.

ITEM 9.  LEGAL PROCEEDINGS

     We are not aware of any pending or threatened legal  proceedings,  in which we are involved.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors elects our executive officers  annually.  A majority vote of the  directors  who are in office is  required to fill  vacancies.  Each director  shall be elected for the term of one year,  and until his successor is elected and qualified, or until his earlier resignation or removal. There are no family  relationships  between any of the directors and executive officers.  Our directors and executive officers are as follows:

--------------------------------- ---------------- ------------------------------------- ----------------------------------------
              Name                      Age                      Position                                 Term
--------------------------------- ---------------- ------------------------------------- ----------------------------------------
--------------------------------- ---------------- ------------------------------------- ----------------------------------------
David Hancock                           44           Director, Chairman of the Board                    One Year*
                                                             of Directors,
                                                             President
--------------------------------- ---------------- ------------------------------------- ----------------------------------------
--------------------------------- ---------------- ------------------------------------- ----------------------------------------
Bill Elliott                            53                       Director                               One Year*

--------------------------------- ---------------- ------------------------------------- ----------------------------------------
--------------------------------- ---------------- ------------------------------------- ----------------------------------------
Randal Leblanc                          51                       Director                               One Year*

--------------------------------- ---------------- ------------------------------------- ----------------------------------------
--------------------------------- ---------------- ------------------------------------- ----------------------------------------
John C. Winkler                         55                       Director                               One Year*

--------------------------------- ---------------- ------------------------------------- ----------------------------------------

*Our Directo's current terms, subject to re-election, expire on the second
Tuesday of April 2001, or within 60 days thereof.

     Mr. David Hancock has served as our President, Chief Executive Officer, and a Director  since our  inception.  From 1992 until  February  2000,  Mr. Hancock served as a Technical Service Manager for Wilsonart International,  where he was responsible for customer technical sales and support,  customer complaints,  and
quality  assurance  for  high  pressure  laminates,   flooring  products,  solid
surfacing sheets and shape goods, and adhesives.  Mr. Hancock earned a Bachelors
Degree in Industrial Arts Education from Abilene  Christian  University in 1979.
Mr. Hancock does not hold any other directorships or managerial positions.

     Mr. Bill Elliott has been one of our directors  since August 19, 2000.  Mr.
Elliott  has  been  the  owner  and  operator  of Bill  Elliot  Homes,  a custom home-building  company  in  Temple,  Texas  since  1985.  Mr.  Elliott  earned a
Bachelors  degree in  Agri-business  from Tarleton State University in 1973. Mr.
Elliott does not hold any other directorships.

     Mr.  Randal  Leblanc has been one of our  directors  since August 19, 2000.
From 1990 to present,  Mr.  Leblanc has been a part owner and  President  of JCL
Associates,  Inc., a provider of computer programming and consulting services to the Texas state area. Mr. Leblanc earned a bachelor's  degree in Accounting from
McNeese  State  University  in  1971.  Mr.  Leblanc  does  not  hold  any  other directorships.

     Mr. John C.  Winkler has been one of our  directors  since August 19, 2000.
Mr.  Winkler has been the owner and operator of a "Four-line  General Motors New
Car Franchise" and two affiliated used car lots since 1968. Mr. Winkler earned a bachelors degree in Business Administration from Trinity University in 1968. Mr.
Winkler does not hold any other directorships.

SIGNIFICANT EMPLOYEES

     Mr. Dana M. Ransom,  Jr. has been our Vice President of Sales and Marketing since  March  2000.  Mr.  Ransom  served as a Manager of  technical  and special projects for Wilsonart  International from 1986 until March 2000. As a technical representative of Wilsonart, Mr. Ransom was responsible for product development, material negotiations,  developing  specifications and selling and marketing new products.

     Mr. Dennis Bash has been our Vice  President of Operations  and  Technology since March 15, 2000.  Mr. Bash served as  an Operations  Manager for  Wilsonart
International from 1986 until March 15, 2000. As a Technical Representative, Mr.
Bash was  responsible  for technical  support,  product  development,  technical analysis,  process development,  technical sales support and technical training.
Mr. Bash earned an Associates Degree in Applied Science - Solar Engineering from
Texas  State  Technical  College in 1982.  In 1992,  Mr. Bash earned a Bachelors
Degree in Management Information Systems from University of Houston.

FAMILY RELATIONSHIPS

     There are no family relationships among our officers, directors, or persons nominated for such positions.

LEGAL PROCEEDINGS.

     No officer, director, or persons nominated for such positions,  promoter or significant  employee  has been  involved  in legal  proceedings  that  would be material to an evaluation of our management.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following  tables set forth the ownership,  as of December 22, 2000, of our common  stock (a) by each person known by us to be the  beneficial  owner of more than 5% of our outstanding  common stock, and (b) by each of our directors, by all  executive  officers  and our  directors  as a group.  To the best of our knowledge,  all persons named have sole voting and investment power with respect to such  shares,  except  as  otherwise  noted.  There  are not any  pending  or anticipated arrangements that may cause a change in control of our company.

                 Security Ownership of Certain Beneficial Owners

-------------------- ----------------------------------------- ----------------------- ---------------- --------------
  Title of Class                 Name and Address                   # of Shares           Nature of       Current %
                                                                                          Ownership         Owned
-------------------- ----------------------------------------- ----------------------- ---------------- --------------
-------------------- ----------------------------------------- ----------------------- ---------------- --------------
      Common         David Hancock                                   9,441,500             Direct            41%
                     3402 Red Bud
                     Temple, TX 76068
-------------------- ----------------------------------------- ----------------------- ---------------- --------------
-------------------- ----------------------------------------- ----------------------- ---------------- --------------
                     Damber Production Corp.
                     Amanda Bitters (sole owner)
      Common         P.O. Box 1136                                   9,450,000             Direct            41%
                     Mineral Wells, TX 76068
-------------------- ----------------------------------------- ----------------------- ---------------- --------------
-------------------- ----------------------------------------- ----------------------- ---------------- --------------
       TOTAL                                                         18,891,500            Direct            82%
-------------------- ----------------------------------------- ----------------------- ---------------- --------------

                                             Security Ownership of Officers and Directors

--------------------- ---------------------------------------- ----------------------- ---------------- --------------
   Title of Class                Name and Address                   # of Shares           Nature of       Current %
                                                                                          Ownership         Owned
--------------------- ---------------------------------------- ----------------------- ---------------- --------------
--------------------- ---------------------------------------- ----------------------- ---------------- --------------
       Common         David Hancock, President and Chairman         9,441,500             Direct            41%
                      of the Board of Directors
--------------------- ---------------------------------------- ----------------------- ---------------- --------------
--------------------- ---------------------------------------- ----------------------- ---------------- --------------
       Common         William Elliott-Director                   Option for 125,000                        0.005%
--------------------- ---------------------------------------- ----------------------- ---------------- --------------
--------------------- ---------------------------------------- ----------------------- ---------------- --------------
       Common         John C. Winkler-Director                   Option for 125,000                        0.005%
--------------------- ---------------------------------------- ----------------------- ---------------- --------------
--------------------- ---------------------------------------- ----------------------- ---------------- --------------
       Common         Randal Leblanc-Director                    Option for 125,000                        0.005%
--------------------- ---------------------------------------- ----------------------- ---------------- --------------
--------------------- ---------------------------------------- ----------------------- ---------------- --------------
       TOTAL                                                         9,816,500                               43%
--------------------- ---------------------------------------- ----------------------- ---------------- --------------

There  are currently no  arrangements,  which would  result in a  change in  our control.

ITEM 12. DESCRIPTION OF SECURITIES

     The following  description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

GENERAL:

     We are  authorized to issue  100,000,000  shares of common stock with a par value of $.0001 per share. As of December 22, 2000, there were 22,998,820 common shares issued and outstanding  held by 90 shareholders of record.  All shares of common stock outstanding are validly issued, fully paid and non-assessable.

VOTING RIGHTS:

     Each  share of common  stock  entitles  the  holder to one vote,  either in person or by proxy, at meetings of  shareholders.  The holders are not permitted to vote their  shares  cumulatively.  Accordingly,  the holders of common  stock holding,  in the  aggregate,  more than fifty percent of the total voting rights can elect all of our directors and, in such event,  the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and  outstanding  shares of common stock entitled to vote thereon is sufficient to authorize,  affirm,  ratify or consent to such act or action, except as otherwise provided by law.

DIVIDEND POLICY:

     Holders of common stock are entitled to receive ratably such dividends,  if any,  as  may be  declared  by the  board  of  directors  out of  funds  legally available.  We have not paid any  dividends  since our  inception  and presently anticipate  that all earnings,  if any, will be retained for  development of our business.  Any future  disposition of dividends will be at the discretion of our
Board of  Directors  and will  depend  upon,  among  other  things,  our  future earnings,  operating and financial condition,  capital  requirements,  and other factors.

MISCELLANEOUS RIGHTS AND PROVISIONS:

     Holders  of  our  common  stock  have  no  preemptive   rights.   Upon  our
liquidation,  dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally  available for  distribution to shareholders after the payment of all of our debts and other liabilities. All outstanding  shares  of our  common  stock  are,  and  the  common  stock  to be outstanding  upon completion of this offering will be fully paid and assessable.
There are not any  provisions  in our Articles of  Incorporation  or our by-laws that would prevent or delay change in our control.

SHARES ELIGIBLE FOR FUTURE SALE.

     Once this registration  statement is effective,  the 3,488,820 shares being offered by our selling shareholders will be freely tradable without restrictions
under  the  Securities  Act  of  1933,   except  for  any  shares  held  by  our
"affiliates",  which will be  restricted by the resale  limitations  of Rule 144 under the Securities Act of 1933.

     In general,  under Rule 144 as currently in effect,  any of our  affiliates and any person or persons whose sales are aggregated who has beneficially  owned his or her  restricted  shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common  stock,  or (ii) the average  weekly  trading  volume in the common stock during the four calendar  weeks  preceding  such sale.  Sales under Rule 144 are also  affected  by  limitations  on manner  of sale,  notice  requirements,  and availability of current public  information  about us.  Non-affiliates  who have held their  restricted  shares for one year may be entitled to sell their shares under Rule 144 without  regard to any of the above  limitations,  provided  they have not been affiliates for the three months preceding such sale.

     Further,  Rule 144A as currently in effect,  in general,  permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities.  Rule 144A allows our existing  stockholders to sell their shares of common  stock to such  institutions  and  registered  broker-dealers  without regard to any volume or other  restrictions.  Unlike under Rule 144,  restricted securities  sold under Rule 144A to  non-affiliates  do not lose their status as restricted securities.

     As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed,  beginning 90 days after the date of this  prospectus.  The  availability  for sale of  substantial amounts of common stock under Rule 144 could adversely affect  prevailing market prices for our securities.

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL

     Our Financial  Statements  for the period ending October 31, 2000 have been included in this  prospectus  in reliance  upon  Salberg  &  Company,  P.A., independent Certified Public Accountants, as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
LIABILITIES

     The By-laws of this  corporation,  subject to the provisions of Section 145 of  Delaware  General  Corporation  Law,  contain  provisions  which  allow  the corporation  to indemnify  any person  against  liabilities  and other  expenses incurred as the result of defending or administering  any pending or anticipated legal issue in  connection  with service to us if it is  determined  that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling  persons, we have been advised that in the opinion of the Securities and  Exchange  Commission,  such  indemnification  is against  public  policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

     On January 31, 2000 at our inception,  we issued  10,000,000  shares of our common  stock to David  Hancock  and  10,000,000  shares of our common  stock to
Damber  Productions  Corp., a Texas  corporation,  for services  rendered in our corporate formation.

     On March 26, 2000, we entered into a Software  Development  Agreement  with
JCL  Associates.  We paid JCL Associates  $200,000.00 to develop our proprietary point-of-sale  software and administrative  support software that will allow for the  integration of sales,  billing and payments.  JCL Associates also agreed to provide us with technical services.  The software development fee of $200,000.00 was payable in two  installments  of $90,000.00 and  $110,000.00,  both of which have been paid. Mr. Randal  Leblanc  is  the President and a principle  owner of
JCL Associates.  Mr. Leblanc holds 33,000 of 100,000 total outstanding shares of
JCL Associates.  On August 19, 2000, we nominated and elected Mr. Randal Leblanc to serve as our Director.  In November  2000,  JCL  Associates  received  50,000 shares of common  stock in  return  for  software  enhancements  JCL  Associates provided to us. In consideration  for his services as our Director,  Mr. Leblanc may exercise a  non-transferable  option to purchase up to 125,000 shares of our common stock at $1.00 per share while he serves as one of our Directors  Because
Mr.  Leblanc  is a  principal  of JCL  Associates  and one of our  directors,  a possible conflict of interest exists.

     On April 16,  2000,  we entered into a  consulting  agreement  with Charles
Bitters for general  business  start-up  consulting.  In  consideration  for his services,  we paid Mr.  Charles  Bitters  $10,000.  Mr. Bitters is the father of
Amanda  Bitters  who is  the President  and sole  Director of Damber  Production
Company.  Damber  Production  Company  is a  beneficial  owner of 41% our common stock.

     On August 19, 2000, we nominated and elected Mr.  William  Elliott to serve as a Director.  In consideration  for his services as our Director,  Mr. Elliott may exercise a  non-transferable  option to purchase up to 125,000 shares of our common stock at $1.00 per share while he serves as our Director.

     On August 19, 2000, we nominated and elected Mr. John C.Winkler to serve as a Director.  In consideration for his services as our Director,  Mr. Winkler may exercise a  non-transferable  option to  purchase  up to  125,000  shares of our common stock at $1.00 per share while he serves as our Director.

     On October 20, 2000,  we entered into a second  consulting  agreement  with
Charles Bitters. In consideration for his services,  we paid Mr. Charles Bitters
$16,500 and 600,000  shares of our common  stock.  Mr.  Bitters is the father of
Amanda  Bitters,  who is the President  and sole  Director of Damber  Production
Company.  Damber Production Company is the beneficial owner of 41% of our common stock.

     Other than the above  transactions,  we have not entered  into any material transactions  with  any  director,  executive  officer,  nominee  for  director, beneficial  owner of five percent or more of our common stock, or family members of such persons.  Also, we have not had any transactions  with any promoter.  We are not a subsidiary of any company.

ITEM 16. DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT.
     We were  incorporated  in  Delaware  on January 31, 2000 for the purpose of engaging  in an  Internet  based  advertising  business.  We have  operated as a development  stage  company  since our  inception.  We have  devoted  all of our efforts to:

o   Financial  planning;
o   Formulating  our business  plan;
o   Raising capital;
o   Research and development of our product and services;
o   Establish our back  office  operations;
o   Developing  proprietary software to create our electronic display advertisements; and
o   Establishing our website.

     We have never been the subject of any bankruptcy or receivership action. We have had no material  reclassification,  merger,  consolidation,  or purchase or sale of a significant  amount of assets outside the ordinary course of business.
We began  implementing  our  business  plan in March 2000 that  consisted of the above  activities.  We began  actively  attempting to sell our Internet  display advertisements in November 2000.

PRINCIPAL PRODUCT & SERVICES: DATABASE SEARCHES THROUGH OUR WEBSITE:

     We  are  currently  operating a business  information  website  located  at
www.Bizfinders.com.  Our search directory allows users the ability to search for and locate businesses and business information by providing any of the following identifying information:
o   Business name;
o   Business location;
o   Name of service or product or subject category;
o   City;
o   State; and
o   Zip code

     We obtained a license to use this business information database from Acxiom
Corporation.  This database  includes the names,  addresses and phone numbers of approximately eleven million U.S.  businesses.  Visitors to our website can also choose to download maps and directions to any business included on the database.
Our business database search service is offered to the public free of charge and we receive no revenue from this aspect of our business. Our business database is a means by which to attract  visitors to our website to  purchase  our  Internet display advertisements.

INTERNET DISPLAY ADVERTISEMENTS

     We have  developed  a point of sale  software  tool  that  builds  Internet display advertisements that are personally constructed by our sales personnel at our customer's place of business.

     Through  this  process,  the  customer  has the ability to view our lap top computer screen while our sales persons configures an advertisement to the exact specifications  of the  customer  as it  will  be  seen  on the  our  Bizfinders database.  The sales person uses a laptop  computer to design and  configure the advertisement and a digital camera to take pictures of the business as they will appear in the advertisement.

SOFTWARE TECHNOLOGY TO CONSTRUCT THE ADVERTISEMENTS

     Our software  technology includes twelve templates to format and design the advertisements.  Each template has various colors, font sizes, and graphics that when used in combination  with each other create  thousands of  combinations  in design.  The customer may view the advertisement on the  salesperson's  computer screen  exactly as it will appear on our Bizfinders  website.  Our sales persons will work with the  customer to modify and change the  advertisement  until such time that it  specifically  meets customer  specifications.  We plan to have the finished product include a one-page color  advertisement  with digital images of the customer's  facilities or products.  We anticipate that the  advertisement's creation will take approximately forty minutes.  The following day, the customer will be able to view his advertisement by visiting our website.

     We plan to utilize our own  proprietary  Point-of-Sale  software  that will allow our  salespersons  to submit  invoice  receipts to a central server via an
Internet  transmission.  At the central server, sales commissions are calculated and forwarded to our payroll  service,  Time Plus  Company.  We plan to have the central server send billing invoice  information to a billing  service,  Express
Bill,  that will process and send the actual bill to the customer.  The customer will then return payment to our Bank, Bank One Texas,  N.A.'s billing fulfilling center for payment acceptance and processing.

ADDITIONAL ADVERTISING OPTIONS THAT MAY BE PURCHASED AND THEIR COST
The following table illustrates the pricing of our products and services:

----------------------- ------------ -----------------------------------------------------------------------------------
Product Description     Price  (Per  Description
                               Year)
----------------------- ------------ -----------------------------------------------------------------------------------
----------------------- ------------ -----------------------------------------------------------------------------------
"Electronic    Display  $179.00      This charge is for a full-page  color  advertisement  created real time.  Customer
Ad" (EDA)                            may print the advertisement  himself or pay printing specialty service to download and print.
----------------------- ------------ -----------------------------------------------------------------------------------
----------------------- ------------ -----------------------------------------------------------------------------------

Permanent  Data  File    $100.00     This charge involves the addition of  a permanent  data  file  to  the  electronic display  advertisement. Examples  of  permanent data files  include  menus,  price sheets,  or inventory  descriptions  that the business  may want to  accompany the electronic display advertisement.
----------------------- ------------ -----------------------------------------------------------------------------------
----------------------- ------------ -----------------------------------------------------------------------------------
Alpha  Search  Listing  $29.00       This  charge  involves in  advertisement  listing in more than one  category.  For
Option                               example, an automobile  dealership may be listed in the new car section as well as the used car section, and in multiple cities.  Each additional listing cost $29.
----------------------- ------------ -----------------------------------------------------------------------------------
----------------------- ------------ -----------------------------------------------------------------------------------
Unscheduled Change      $0.00        No charge if within one week of purchase.  We plan to have a toll-free  phone line available.
----------------------- ------------ -----------------------------------------------------------------------------------
----------------------- ------------ -----------------------------------------------------------------------------------
Change Options          $200.00      For 12 modifications of existing advertisement over one  year.  Otherwise,  $50.00 per modification.
----------------------- ------------ -----------------------------------------------------------------------------------
----------------------- ------------ -----------------------------------------------------------------------------------
Additional Page         $75.00       Additional advertisement pages are $75.00 for each page.
----------------------- ------------ -----------------------------------------------------------------------------------
----------------------- ------------ -----------------------------------------------------------------------------------

Additional City         $49.00       A business may choose to be listed in more than one city. Additional city listings
Listings                             cost $49.00 for each additional city.

----------------------- ------------ -----------------------------------------------------------------------------------
----------------------- ------------ -----------------------------------------------------------------------------------
Link  to   Website  or  $49.00       The cost for links to a company's  existing  website or to their e-mail is $49 per
Email                                year.
----------------------- ------------ -----------------------------------------------------------------------------------
----------------------- ------------ -----------------------------------------------------------------------------------
Language  Options  Per  $49.00       The advertisement may be written in multiple languages for a $49.00 fee per year.
Page
----------------------- ------------ -----------------------------------------------------------------------------------
----------------------- ------------ -----------------------------------------------------------------------------------

Mini  Website           $279.00       A  non-interactive  website  of up to 3  pages that fully details the business and its goods and services may be purchased for $279.00 per year.
----------------------- ------------ -----------------------------------------------------------------------------------
----------------------- ------------ -----------------------------------------------------------------------------------

Mini  Website with      $379.00       A  non-interactive website  of up to  3 pages that fully  details the business and
Permanent  Data                       files its goods and  services,  including permanent data files such  as restaurant menus,  price  sheets,  or detailed  inventory  descriptions the business wants to feature. The fee for his service is $379.00 per year.
----------------------- ------------ -----------------------------------------------------------------------------------

DISTRIBUTION OF PRODUCTS & SERVICES:

     We currently deliver our licensed business  information through our website located at  www.bizfinders.com.  Users of our website utilize a search engine to locate the business  information stored on our database servers.  We provide our
Internet  display  advertisements  through  personal  visits by our sales staff.
Because we are a development  stage company,  we cannot assure that we will ever have the  resources  available  to continue  distributing  business  information through our website or begin  distribution of our Internet display advertisments and other services.

MATERIAL AGREEMENTS:

JCL ASSOCIATES SOFTWARE DEVELOPMENT AGREEMENT

     On May 26,  2000,  we executed a software  development  agreement  with JCL
Associates  that required JCL Associates to provide us with  technical  services and develop our proprietary Internet display advertisement development software,
point-of-sale   software  and  administrative  support  software.  We  paid  JCL
Associates  $200,000.00  in two  installments  for  these  services.  The  first installment  of  $90,000.00  was paid at the time the agreement was executed and the remainder was paid upon  completion of the software  development on July 31,
2000. This agreement also commits us to minimum  maintenance  fees of $3,200 per month from July 2000 through the  expiration  of the  agreement on May 25, 2001.
All software  programs and code  developed  under this agreement will remain our property.

ACXIOM CORPORATION DATABASE LICENSE AGREEMENT

     On May 1,  2000,  we entered  into a  licensing  agreement  with The Acxiom
Corporation  for the use of a United  States business  database  on our website.
The  size  of  this  database  is   approximately  eleven  11   million   United
States  businesses.  This  license  fee of $75,000  per year,  payable in twelve monthly  installments  of $6,250,  expires on April 30, 2001.  As of October 31,
2000, the total licensing fees charged to our operations was $31,250.

INTERLIANT, INC. NETWORK SERVICE AGREEMENT

     In  July  of  2000,  we  entered  into a one 1 year  lease  agreement  with
Interliant,  Inc.  for the use of their  servers  which will store,  among other things, our website, our proprietary software, and our databases.  This one-year network service  agreement  included a onetime fee of  approximately  $4,250 and will require the payment by us of a monthly fee of approximately $6,640.

BILLING SERVICE ARRANGEMENT WITH EXPRESS BILL, INC.

     We have an arrangement with Express Bill, Inc. whereby they provide billing services.

LAMAR ADVERTISING AGREEMENT

     Lamar  Advertising will be furnishing us with billboard  advertising in the designated  metropolitan  areas  that we will  target  during  our first year of operations.  Our  current  agreement  with Lamar  Advertising  pertains  only to billboard  advertising  for the Central  Texas area for a one-time fee of $7,900 and  $10,000  per month with a  ninety-day  cancellation  term.  Their  services include the design, graphics and billboard space lease.

COMPETITIVE BUSINESS CONDITIONS AND OUR PLACE IN THE MARKET:

     The  Internet  business   database  and   Internet  phone  book  market  is
increasingly  competitive with hundreds of competitors on the Internet alone. In
addition,   because  barriers  to  market  entry  are  relatively  low  and  new competitors  can  establish  new sites and a  relatively  low cost  utilizing  a
variety  of  market  available   software,   we  expect  competition  to  become
increasingly  intensified  in the  future.  Therefore,  competition  is  rapidly evolving and very  competitive and there are no assurances that we can keep pace with the intense competition in this market. There are hundreds of websites that operate  similar  businesses  to us.  Some of our biggest  existing  competitors include the following companies in the following categories

YELLOW PAGE ADVERTISING:
o        Southwestern Bell Yellow Pages;
o        AT&T Yellow Page Phone Books; and
o        Business Phone Books

ON LINE DIRECTORIES
o        AnyWho Internet Directory;
o        GTE Internet Directories; and
o        Big Yellow Internet Directory;
o        Hoovers;
o        Comfind.com

     These companies have substantially longer operating histories, greater name
recognition,   larger  customer  bases,  and  greater  financial  and  technical resources than us.  Accordingly,  these companies are able to conduct  extensive marketing  campaigns that we are financially unable to accomplish.  In addition, these companies may create more attractive pricing to potential advertisers. Our ability to compete will be limited by our success in distinguishing  our website and business database. We will be limited in this endeavor because we do not and will not operate an exclusive database of information. The information available on our  website  will  be  available  elsewhere  on the  Internet  and in  other informational  formats  such as phone books.  We will be further  limited in our ability to promote our product and services because  computer  hardware/software products are available at less cost to customers if they wish to construct their own advertisement, instead of using our advertising services. In addition, we do not have an  established  brand name or reputation  while our  competitors  have significantly greater brand recognition, customer bases, operating histories and financial and other resources. There can be no assurance that we will be able to compete in the sale of Internet advertising  products and services,  which could have a materially  negative  impact upon market  awareness and acceptance of our products and services.

SOURCES AND AVAILABILITY OF RAW MATERIALS:

     We do not require raw materials in our business.

CUSTOMER DEPENDENCY:

     We  currently  have  approximately  18  customers.  We plan to  market  our services to a variety of businesses.  Although we do not plan on being dependent upon one single  customer or just a few customers,  there are no assurances that we will not become dependent upon a single or a few customers.

INTELLECTUAL PROPERTY:

     At  present,   we  have  applied  for  service  mark   protection  for  our
Bizfinder.com  domain name and for our corporate name,  CommunicateNow.com.  Our software technology is fully owned by us and is copyright  protected.  We do not have any patents or royalty agreements.

GOVERNMENTAL APPROVAL REQUIREMENTS:

     We are not aware of the need for any  government  approval of our principal product or services.

EFFECT OF EXISTING GOVERNMENTAL REGULATIONS:

     Other  than  federal  and  state  employment   regulations  such  as  those
administered   and   regulgated   by  the   Occupational   Safety   and   Health
Administration,  we are not  aware of any  governmental  regulations  that  will affect  our  business  plan.  We are  not  now  affected  by  direct  government regulation,  generally,  or laws or regulations directly applicable to access to or commerce on the Internet. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services.
Furthermore,  the growth and development  for Internet  commerce may prompt more
stringent  consumer   protection  laws  imposing  additional  burdens  on  those companies conducting business over the Internet.  The adoption of any additional laws or  regulations  may decrease the growth of the Internet,  which,  in turn, could  decrease the demand for Internet  services and increase the cost of doing business  on the  Internet.  These  factors  may have an  adverse  effect on our business, results of operations and financial condition.

     Moreover,  the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved.  We may be required to qualify to do  business as a foreign  corporation  in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are  required  to do so could  subject  us to taxes and  penalties.  Any such existing or new  legislation  or regulation,  including  state sales tax, or the application  of  laws  or  regulations  from  jurisdictions  whose  laws  do not currently  apply to our business,  could have a material  adverse  effect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT:

     During the period from our  inception  to December  22,  2000,  we have not spent funds on research. We have spent $200,000 on software development.

COSTS ASSOCIATED WITH ENVIRONMENTAL COMPLIANCE:

     We currently have no costs  associated with  compliance with  environmental regulations.  We do not  anticipate  any  costs  associated  with  environmental compliance because delivery and distribution of our products and services should not involve substantial discharge of environmental  pollutants.  However,  there can be no assurance that we will not incur such costs in the future.

EMPLOYEES:

     We currently have three full time employees and no part time employees. All of our employees are based in Temple,  Texas. We have employment agreements with all of our employees. Our full-time employees include:

o        Mr. David Hancock, President and CEO.
o        Mr. Dennis Bash, Vice President of Operations and Technology.
o        Mr. Dana Ransom, Jr., Vice President of Marketing and Sales.

REPORTS TO SECURITY HOLDERS:

     After the effective date of this document,  we will be a reporting  company under the  requirements  of the  Securities  Exchange  Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission.
Our annual report will contain the required audited financial statements. We are not  required  to  deliver an annual  report to  security  holders  and will not voluntarily  deliver a copy of the annual  report to the security  holders.  The reports and other  information  filed by us will be available for inspection and copying at the public reference facilities of the Commission,  450 Fifth Street,
N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference
Section of the Commission at 450 Fifth Street, N.W., Washington,  D.C. 20549, at
prescribed rates.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at  1-800-SEC-0330.  In addition,  the Commission maintains  a World  Wide  Website on the  Internet  at  http://www.sec.gov  that contains  reports,  proxy  and  information  statements  and  other  information regarding registrants that file electronically with the Commission.

ITEM 17. PLAN OF OPERATIONS

     The  discussion  contained  in this  prospectus  contains  "forward-looking statements'  that  involve  risk  and  uncertainties  These  statements  may  be identified  by the  use of  terminology  such  as  'believes","expects",  "may",
"will",  or "  should",  or  "  anticipates",  or  expressing  this  terminology negatively or similar expressions or by discussions of strategy.  The cautionary statements  made in this  prospectus  should be read as being  applicable to all related forward-looking  statements wherever they appear in this prospectus. Our actual results could differ  materially from those discussed in this prospectus.
Important  factors that could cause or  contribute to such  differences  include those  discussed  under the caption  entitled  "risk  factors," as well as those discussed elsewhere in this prospectus.

     We  are a  development  stage  company  with  no  revenues  or  significant operations.  We plan to  implement  a sales  staff  that  will  attempt  to sell
Internet single-page display advertisement's, primarily to small business owners in various  metropolitan  markets.  We plan to include  these  Internet  display advertisements  in a separate database that may be accessed through our website.
We  have  developed  a  website  containing  a  business   information  database
consisting of names,  addresses and phone  numbers of  approximately  11 million
U.S.  businesses  through which visitors to our site will use a search engine to locate  businesses.  Searches may be made under subject  category,  city, state, actual  name of  business  and zip code.  We  obtained  the  license to use this database from Acxiom Corporation. We will obtain no revenue from the searches of our  database;  instead  our  revenue  will be  derived  from  Internet  display advertisements  through real time face-to face  interaction  with the  customer.
During  the next  twelve  months,  we will need to hire and train sales persons, purchase laptop computers,  and digital cameras to enable for our sales staff to compose the Internet display  advertisements  and conduct our marketing campaign composed  primarily  of  billboard  advertising.  We can continue to satisfy our current cash requirements for a period of 12 months through our existing capital and sales; however,  there are no assurances that we will be successful in doing
so.

     Over the next twelve months, we plan to continue to develop our website and implement our current  business plan. We have taken the following  steps towards the implementation of this plan:

CONDUCTED MARKET RESEARCH

     From  approximately  February  2000  to  approximately  September  2000  we conducted  research into the markets for Internet Phone  Directory  Databases by conducting focus studies.  Based on our research, we decided to plan to sell our products  and  services  to small  businesses  that want to become  involved  in
Internet advertising, but lack the required knowledge to do so.

RAISED CAPITAL

     We have raised  $1,423,900  before  offering  expenses  for our  operations through the sale of a private placement of our securities.

DEVELOPMENT OF A WEBSITE

     From  approximately  May 2000 to approximately  August 2000, our management developed a website  with access to a  searchable  database  that  contains  the names, addresses and phone numbers of approximately 11 million businesses in the
United States.

REGISTERED DOMAIN NAME

     We have registered  "Bizfinders.com" and "Communicate Now" USA.com with the
U.S. Department of Commerce as our Internet domain names.

DEVELOPMENT OF OUR BACK OFFICE INFRASTRUCTURE

     From approximately March 2000 through November 2000 we researched, designed and established our back office, the key components of which are:

1. OUR OFFICES:

We  have  building  space of approximately  2000  square feet for our operations area that includes a conference  room,  two offices,  employee  break room and 9 cubicle work areas that will be used for customer support purposes. We also have building space of approximately 700 square feet to house our executive office.

2. QUALITY ASSURANCE SERVER

Through  our agreement  with  Interliant,  Inc.  we  have  a server-based  phone system  through  which our  customer  support  staff  will be able to modify our
Internet display advertisements and bill for such modifications.

3. MAIN SERVER

We  have secured,  through a  lease agreement with  Interliant,  Inc.,  a server
for the  hosting  of  our  business  database.   Software  associated  with  the
server  operates the  Bizfinders.com  database and captures and tracks  customer billing as well as commissions to our salespersons.

     Over  the  next  twelve  months,  we plan to take  the  following  steps to implement our plan of operations:

HIRE A SALES FORCE:

We will hire a sales force through the following methods:
o        Contacts of our management;
o        Classified advertising; and
o        If necessary, hire a staffing agency.

TRAINING A SALES FORCE

     From approximately  June 2000 to approximately  November 2000, our training was handled through a consulting  agreement with one individual.  We now plan to hire a full-time  training  person  effective  in January  2001.  Training  will consist of two eight-hour sessions covering the following subjects:

o        How to build an Internet display advertisement through the personal computer furnished to each sales person;
o        How to operate the digital camera; and
o        Sales techniques

DEPLOY OUR SALES FORCE INTO MAJOR METROPOLITAN AREAS

     We plan to deploy our sales force into the following  geographic areas over the next twelve  months with a specified  number of  salespersons  as  indicated
below:

Central Texas area including: Temple, Killeen and surrounding areas
        o January 2001 - 8 sales representatives will be deployed to this area

Houston, Texas Metropolitan Area
        o March 2001 - 15 sales representatives and 1 sales manager will be deployed to this area
        o April 2001 - an additional 15 sales representatives will be deployed to this area

Beaumont - Port Arthur, Texas Area
        o May 2001 - 10 sales representatives will be deployed to this area

Dallas/Fort Worth, Texas Metropolitan Area
        o June 2001 - 15 sales representatives and one sales manager will be deployed to this area
        o July 2001 - 15 additional sales representatives will be deployed to this area

San Antonio/New Braunfels, Texas Area
        o September 2001 – 15 sales representatives and one sales manager will be deployed to this area
        o October 2001 – 10 additional sales representatives will be deployed to this area

Lubbock, Texas Area
        o November 2001 - 8 sales representatives will be deployed to this area

Austin/San Marcos, Texas Area
        o December 2001 - 15 sales representatives will be deployed to this area

     Our plans  then are to deploy a total of 126  sales  representatives  and 3 sales managers in the various Texas metropolitan areas named above.

     The sales person will demonstrate the following  advantages of our Internet display advertising:
o        Inexpensive cost, especially compared to yellow page advertising;
o        Quick production of Internet display advertisements, typically within twenty four hours;
o        Advertising made to customer specifications; and
o        Additional functions of print and brochure capability

DEVELOPING CUSTOMER LEADS

     Our customer  leads will be derived  from our  BizFinders  database,  prior
business  contacts,   yellow  pages  and  any  other  sources  indicating  small businesses with a business telephone listing.

OUR PLANNED COMPENSATION TO OUR SALES FORCE

     Our  sales  force  will  be  compensated   through  a  combination  of  35%
commission, allowances and draws. A sales person will receive a base pay against commission  of $1,250 per month.  In addition,  they will receive $250 per month for use towards transportation and Internet service.

BILLBOARD ADVERTISING CAMPAIGN

     Two to four  weeks  prior to  deploying  our  sales  force in a  respective metropolitan  area, Lamar Advertising and/or other similar companies will launch a billboard campaign in that particular area.

ITEM 18.  DESCRIPTION OF PROPERTY

     We do not own any  property nor do we have any plans to own any property in the future. We are currently leasing office suites 101,102 and 103 on a property located at 2015 Birdcreek Terrace,  in the City of Temple,  Bell County,  Texas.
Suite 101 contains  approximately  705 square feet of space.  Suites 102 and 103 contain approximately 1100 square feet of space.

     Suite 101 is being  leased for a period of nine months  commencing  on July
15, 2000 and  terminating  on April 30,  2001.  Rent is $600.00  per month.  The renewable rate will be $630 per month. Suites 102 and 103 are being leased for a period of one year  commencing on May 1, 2000 and terminating on April 30, 2001.
Rent is  $1151.25  per month.  The  renewable  rate for the second  year will be
$1228 per  month.  The renewable rate  thereafter will be $1304.75 per month. We are required to obtain  general  liability and damage  insurance over the leased premises in the amount of $1,000,000.

     We have no policy with respect to  investments  in real estate or interests in real  estate  and no  policy  with  respect  to  investments  in real  estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 31, 2000 at our inception,  we issued  10,000,000  shares of our common  stock to David  Hancock  and  10,000,000  shares of our common  stock to
Damber  Productions  Corp., a Texas  corporation,  for services  rendered in our corporate formation.

     On March 26, 2000, we entered into a Software  Development  Agreement  with
JCL  Associates.  We paid JCL Associates  $200,000.00 to develop our proprietary point-of-sale  software and administrative  support software that will allow for the  integration of sales,  billing and payments.  JCL Associates also agreed to provide us with technical services.  The software development fee of $200,000.00 was payable in two installments. The first installment of $90,000.00 was paid at the time the agreement was executed and the second  installment  of  $110,000.00 was paid upon  completion of the software  package on July 31, 2000.  Mr. Randal
Leblanc,  is the President and a principle owner of JCL Associates.  Mr. Leblanc holds 33,000 of 100,000 total  outstanding  shares of JCL Associates.  On August
19, 2000, we nominated and elected Mr. Randal  Leblanc to serve as our Director.
In November  2000,  JCL  Associates  received  50,000  shares of common stock in return for  software  enhancements.  In  consideration  for his  services as our
Director,  Mr. Leblanc may exercise a non-transferable  option to purchase up to
125,000  shares of our  common  stock at $1.00 per share  while he serves as our
Director.  Because Mr.  Leblanc is a principal of JCL  Associates and one of our directors, a possible conflict of interest exists.

     On August 19, 2000, we nominated and elected Mr.  William  Elliott to serve as a Director.  In consideration  for his services as our Director,  Mr. Elliott may exercise a  non-transferable  option to purchase up to 125,000 shares of our common  stock at $1.00 per  share  while he serves  as our Director.

     On August 19, 2000, we nominated and elected Mr. John C.Winkler to serve as our Director. In consideration for his services as our Director, Mr. Winkler may exercise a  non-transferable  option to  purchase  up to  125,000  shares of our common stock at $1.00 per share while he serves as our Director.

     Other than the above  transactions,  we have not entered  into any material transactions  with  any  director,  executive  officer,  nominee  for  director, beneficial  owner of five percent or more of our common stock, or family members of such persons.  Also, we have not had any transactions  with any promoter.  We are not a subsidiary of any company.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     There  is  no  established   public  trading  market  for  our  securities.
Management  has not  discussed  market  making  with any market  maker or broker dealer.  No market exists for our  securities  and there is no assurance  that a regular  trading  market will  develop,  or if developed  will be  sustained.  A shareholder  in all  likelihood,  therefore,  will not be able to  resell  their securities  should he or she desire to do so when  eligible for public  resales.
Furthermore,  it  is  unlikely  that  a  lending  institution  will  accept  our securities  as pledged  collateral  for loans  unless a regular  trading  market develops. We have no plans,  proposals,  arrangements or understandings with any person  with  regard  to  the  development  of a  trading  market  in any of our securities.

     We currently have no shares of preferred stock outstanding.

     There are 3,488,820 shares of our common stock held by  non-affiliates  and
19,510,000  shares of our common stock held by  affiliates  that Rule 144 of the
Securities  Act of 1933 defines as  restricted  securities.  No shares have been sold  pursuant  to Rule  144 of the  Securities  Act of 1933 and no  shares  are eligible to be resold  pursuant  to Rule 144. We have agreed to register  all of the shares held by our existing  non-affiliate selling shareholders.  We plan to issue common stock subject to an employee benefit plan.

Options.
     375,000 shares of our common equity are subject to  outstanding  options to purchase.  375,000  shares are issuable  pursuant to three  Director  Agreements where each Director is entitled to exercise an option to purchase 125,000 shares of our common stock for one dollar per share while he is acting as our Director.
The remainder of these  outstanding  options are based on annual bonus  packages available to our two executive employees.  These remaining options are renewable on an annual  basis and vest only  after a certain  number of our  products  and services are sold.

Penny Stock Considerations.
     Broker-dealer practices in connection with transactions in penny stocks are regulated by certain  penny stock rules adopted by the  Securities  and Exchange
Commission.  Penny stocks  generally are equity  securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not  otherwise  exempt from the rules,  to deliver a  standardized risk disclosure  document that provides  information  about penny stocks and the risks in the  penny  stock  market.  The  broker-dealer  also must  provide  the customer  with  current  bid and  offer  quotations  for the  penny  stock,  the compensation of the  broker-dealer  and its salesperson in the transaction,  and monthly account  statements showing the market value of each penny stock held in the customer's  account.  In addition,  the penny stock rules generally  require that  prior to a  written  determination  that  the  penny  stock is a  suitable investment for the purchaser and receive the  purchaser's  written  agreement to the transaction.

     These disclosure  requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock  rules.  Our shares will likely be subject to such penny stock rules and our  shareholders  will in all  likelihood  find it  difficult to sell their securities.

Holders.
     As of the date of this  registration,  we had 90  holders  of record of our common stock. We have one class of common stock outstanding.

Dividends.
     We have not  declared  any cash  dividends  on our common  stock  since our inception and do not anticipate paying such dividends in the foreseeable future.
We plan to retain any future earnings for use in our business.  Any decisions as to future  payment  of  dividends  will  depend on our  earnings  and  financial position and such other factors, as the Board of Directors deems relevant.

ITEM 21. EXECUTIVE COMPENSATION

     We have entered into  employment  agreements with our employees and we have arrangements  under  which  we are  obligated  to  compensate  our  officers  or employees in the future. The following  Executive  Compensation Chart highlights the terms of compensation for our Executives.

----------------------------------- -------------------------------------- --------------------------------------------------
Summary Compensation Chart          Annual Compensation                    Long Term Compensation
----------------------------------- -------------------------------------- --------------------------------------------------
--------------------------- ------- ------------ --------- --------------- ------------- ------------------ -------- --------
Name & Position             Year    Salary       Bonus     Other           Restricted    Options            L/Tip    All
                                    ($)          ($)       ($)             Stock Awards  ($)                ($)      Other
--------------------------- ------- ------------ --------- --------------- ------------- ------------------ -------- --------
--------------------------- ------- ------------ --------- --------------- ------------- ------------------ -------- --------

David Hancock,              2000    $120,000     Equal      Cell Phone     None          None               None     None
--------------
President/Director/                              to that    and Laptop
CEO                                              paid to    Computer
                                                 VP of
                                                 S&M
--------------------------- ------- ------------ --------- --------------- ------------- ------------------ -------- --------
--------------------------- ------- ------------ --------- --------------- ------------- ------------------ -------- --------

Dana M. Ransom, Jr.,        2000    $100,000     Based     Company Car,    Based on      Based on Sales*    None     None
--------------------
Vice President of Sales &                    on        Cell Phone      Sales *
Marketing                                        Sales*    and Laptop
                                                           Computer
--------------------------- ------- ------------ --------- --------------- ------------- ------------------ -------- --------
--------------------------- ------- ------------ --------- --------------- ------------- ------------------ -------- --------

Dennis Bash,                2000    $100,000     Based     Cell Phone      Based on      Based on Sales*    None     None
------------
Vice President of                                on        and Laptop      Sales *
Operations & Technology                      Sales*    Computer

--------------------------- ------- ------------ --------- --------------- ------------- ------------------ -------- --------

* Please see immediately below for details on each Executive's bonus plan.

     Our March 1, 2000 employment  agreement with Mr. David Hancock provides for a term of one-year as our President and Chief Executive  Officer,  commencing on
March 1, 2000.  The  agreement  provides that if after the term of the agreement has expired,  the parties  continue to do business  together as if the agreement were still in effect,  the  agreement  shall be renewed  and  continue in effect until one of the parties notifies the other in writing.

     Mr. Hancock will receive a base pay of $120,000.00  per year,  exclusive of bonuses,  benefits  and  other  compensation,  with the  exception  that he will receive  additional cash compensation in the form of a base salary which is at a minimum 20%  greater  than the base  salary of the Vice  President  of Sales and
Marketing. We also offer our president an annual cash bonus that is equal to the cash bonus paid to the Vice President of Sales and Marketing.

     Our March 1, 2000  employment  agreement  with Mr.  Ransom  provides  for a one-year term of his  employment as our Vice  President,  commencing on March 1,
2000. The agreement provides that:
-  If, after the term of the  agreement has expired,  the parties continue to do business  together  as if  the agreement  were still in  effect, the agreement shall be renewed and continue in effect until one  of the parties notifies the
  other in   writing.
-  Mr. Ransom  will  receive a  base pay of  $100,000.00  per year, exclusive of bonuses, benefits and other compensation.
-  Mr. Ransom will be supplied with a company car.
-  Mr. Ransom will  receive a yearly bonus, paid in December based on the number of sales as follows:
   a)  If a minimum of 36,100 customers are sold:
       a. $125,000 and
       b. 25,000 shares of restricted stock and
       c. an option to purchase 125,000 shares at a price of $1.00 per share during employment.
   b)  If fewer than 36,100 customers are sold, then a bonus of $3.45 per customer sold will be awarded.
   c)  If more than 36,100 customers are sold,
       a. $125,000.00  and
       b. an additional $2.00 per share bonus for every customer sold above
          36,100 and
       c. one share of restricted stock per customer for each above 36,100.

     Our  March 2,  2000  employment  agreement  with Mr.  Bash  provides  for a one-year term of his employment as our Vice  President,  commencing on March 15,
2000.  The  agreement  provides  that: - If, after the term of the agreement has expired,  the parties continue to do business  together as if the agreement were still in effect, the Agreement shall be renewed and continue in effect until one of the parties notifies the other in writing.
-  Mr.  Bash  will  receive  a base pay of  $100,000.00 per year,  exclusive  of bonuses, benefits and other compensation.
-  Mr. Bash will receive a yearly bonus, paid in December based on the number of sales as follows:
   a)  If a minimum of 36,100 customers have been sold:
       a. $125,000.00  and
       b. 25,000 shares of restricted stock and
       c. an option to purchase 125,000 shares at a price of $1.00 per share during employment.
   b)  If fewer than 36,100 customers are sold, then a bonus of $3.45 per customer sold will be awarded.
   c)  If more than 36,100 customers are sold,
       a. $125,000.00  and
       b. an additional $2.00 per share bonus for every customer sold above
          36,100 and
       c. one share of restricted stock per customer for each above 36,100.

ITEM 22. FINANCIAL STATEMENTS

     Statements  included  in this  prospectus  that do not relate to present or historical  conditions  are  "forward-looking  statements."  We may make  future forward-looking statements, which may be included in documents that we file with
the  Commission  other  than  this   registration   statement.   Forward-looking
statements  involve  risks and  uncertainties  that may differ  materially  from
actual  results,   and  may  relate  to  our  plans,   strategies,   objectives,
expectations, intentions and adequacy of resources.

                           COMMUNICATE NOW.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                                OCTOBER 31, 2000

                           COMMUNICATE NOW.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS

PAGE    1       INDEPENDENT AUDITORS' REPORT

PAGE    2       BALANCE SHEET AT OCTOBER 31, 2000

PAGE    3       STATEMENT OF OPERATIONS FOR THE PERIOD FROM JANUARY 31, 2000
                (INCEPTION) TO OCTOBER 31,  2000

PAGE    4       STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD FROM JANUARY 31,
                2000 (INCEPTION) TO OCTOBER 31, 2000

PAGE    5       STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JANUARY 31, 2000
                (INCEPTION) TO OCTOBER 31,  2000

PAGES   6 - 16  NOTES TO FINANCIAL STATEMENTS

                       INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
Communicate Now.Com, Inc.
(A Development Stage Company)

     We have audited the accompanying balance sheet of Communicate Now.Com, Inc.
(a development stage company) as of October 31, 2000 and the related  statements of  operations,  changes in  stockholders'  equity and cash flows for the period from  January  31,  2000  (inception)  to  October  31,  2000.  These  financial
statements   are  the   responsibility   of  the   Company's   management.   Our
responsibility  is to express an opinion on these financial  statements based on our audit.

     We conducted our audit in accordance with United States generally  accepted auditing  standards.  Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audit  provides a  reasonable  basis for our opinion.

     In our opinion,  the financial  statements referred to above present fairly in all material respects, the financial position of Communicate Now.Com, Inc. (a development  stage  company)  as of October  31,  2000,  and the  results of its operations  and its cash flows for the period from January 31, 2000  (inception)
to October 31,  2000,  in  conformity  with  United  States  generally  accepted accounting principles.

     The accompanying  financial statements have been prepared assuming that the
Company  will  continue  as a  going  concern.  As  discussed  in  Note 8 to the financial  statements,  the Company's  operating  losses of $633,806 and working capital  deficiency  of $143,176  raise  substantial  doubt about its ability to continue as a going  concern.  Management's  Plan in regards to these matters is also  described  in  Note  8.  The  financial  statements  do  not  include  any adjustments that might result from the outcome of this uncertainty.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
November 24, 2000 (except for Notes 6(c) and 9 as to which the date is December 8, 2000)

                           COMMUNICATE NOW.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                                OCTOBER 31, 2000

                                                      ASSETS
Current Assets
   Cash                                                                         $     13,613
   Prepaid expenses                                                                    2,500
   Other assets                                                                        4,985
                                                                                ----------------
     Total Current Assets                                                             21,098
                                                                                ----------------

Property and Equipment, Net                                                          117,529
                                                                                ----------------

Other Assets
   Software development costs                                                        200,000
                                                                                ----------------
     Total Other Assets                                                              200,000
                                                                                ----------------

TOTAL ASSETS                                                                    $    338,627
                                                                                ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable and accrued liabilities                                     $     14,124
   Note payable - current portion                                                      6,410
   Note payable to stockholder                                                        30,000
   Note payable to bank                                                               42,000
   Commitment to issue common stock for services                                      71,740
                                                                                ----------------
     Total Current Liabilities                                                       164,274
                                                                                ----------------

Long Term Liabilities
   Note payable - net of current portion                                              11,339
                                                                                ----------------

TOTAL LIABILITIES                                                                    175,613
                                                                                ----------------

                           STOCKHOLDERS' EQUITY

Common stock, $0.0001 par value, 100,000,000 shares authorized, 20,801,820
shares issued and outstanding                                                          2,080
   Additional paid-in capital                                                        794,740
   Deficit accumulated during development stage                                     (633,806)
                                                                                ----------------

TOTAL STOCKHOLDERS' EQUITY                                                           163,014
                                                                                ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $    338,627
                                                                                ================

                                       3

                 See accompanying notes to financial statements.

                           COMMUNICATE NOW.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS
                       FROM JANUARY 31, 2000 (INCEPTION)
                              TO OCTOBER 31, 2000
                               OPERATING EXPENSES

  Compensation                                                                  $    214,666
  Consulting                                                                         223,289
  General and administrative                                                         194,006
                                                                                ----------------
     Total Operating Expenses                                                        631,961
                                                                                ----------------

Loss from operations                                                                (631,961)

Other expense
   Interest expense                                                                   (1,845)
                                                                                ----------------

NET LOSS                                                                        $    (633,806)
                                                                                ================

Net loss per share - basic and diluted                                          $        (.03)
                                                                                ================

Weighted average number of shares outstanding
during the period - basic and diluted                                              20,335,623
                                                                                ================

                                       4

                 See accompanying notes to financial statements.

                           COMMUNICATE NOW.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
               STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      FROM JANUARY 31, 2000 (INCEPTION) TO
                                OCTOBER 31, 2000

                                                                                                               Deficit
                                                                                         Additional           Accumulated
                                                           Common Stock                   Paid-In           During Development
                                                   Shares             Amount              Capital               Stage               Total
                                               -----------------   ---------------    ------------------   -------------------   ---------------

Common stock issued for services to founders      20,000,000        $   2,000           $     -            $     -               $  2,000

Common stock issued for cash                         686,900               69             686,831                -                686,900

Common stock issued for services                     114,920               11             114,909                -                114,920

Offering costs                                            -                -               (7,000)               -                 (7,000)

Net loss from January 31, 2000 (inception) to
   October 31, 2000                                       -                -                  -              (633,806)           (633,806)
                                               -----------------   ---------------    ------------------   -------------------   ---------------

BALANCE, OCTOBER 31, 2000                          20,801,820       $   2,080           $  794,740         $ (633,806)           $163,014
                                               =================   ===============    ==================   ===================   ===============

                                      5

                 See accompanying notes to financial statements.

                           COMMUNICATE NOW.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS
                       FROM JANUARY 31, 2000 (INCEPTION)
                              TO OCTOBER 31, 2000

Cash flows from operating activities

   Net loss                                                                     $   (633,806)
   Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation                                                                    7,585
       Stock issued for services                                                     116,920
       Commitment to issue common stock for services                                  71,740
  Changes in operating assets and liabilities:
     (Increase) decrease in:
       Prepaid expenses                                                               (2,500)
       Deferred offering costs                                                        (4,985)
     Increase (decrease) in:
       Accounts payable and accrued liabilities                                       14,124
                                                                                ---------------
      Net cash (used in) operating activities                                       (430,922)
                                                                                ---------------

Cash flows from investing activities
   Purchase of property and equipment                                               (107,365)
   Payment of software development costs                                            (200,000)
                                                                                ---------------
      Net cash (used in) investing activities                                       (307,365)
                                                                                ---------------

Cash flows from financing activities
   Borrowings                                                                         77,000
   Repayment of debt                                                                  (5,000)
   Proceeds from sale of common stock                                                686,900
  Offering costs                                                                      (7,000)
                                                                                ---------------
     Net cash provided by financing activities                                       751,900
                                                                                ---------------

Net increase in cash                                                                  13,613

Cash and cash equivalents at beginning of period                                          -
                                                                                ---------------

Cash and cash equivalents at end of period                                      $     13,613
                                                                                ===============

Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------

Cash paid during the year for:
  Interest                                                                      $      1,845
                                                                                ===============

During March 2000, the Company acquired a vehicle at a purchase price of $28,557 for cash of $8,000 and a note payable of $20,557.

                                      6

                 See accompanying notes to financial statements.

                           COMMUNICATE NOW.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF OCTOBER 31, 2000

       NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

     (A) Description of Business and Summary of Significant  Accounting Policies
      --------------------------------------------------------------------------

Communicate  Now.Com,  Inc.  (the  "Company")  was  incorporated  on January 31,
2000 under the laws of the  State of  Delaware and has elected a fiscal year end of December 31.

The   Company   is  in   the   development   stage   and  operates  a   website,
www.bizfinders.com,  containing a business  information  database  consisting of names,  addresses and phone numbers of approximately 11 million U.S. businesses.
Visitors  to this  website  may use a search  engine to locate  businesses.  The website  became  operational  on November 1, 2000.  Revenue will be derived from
Internet display advertisements, that appear on the website, which are developed at point-of-sale  visits by the Company's sale representative to customer sites.

Activities during the development stage include raising capital and  development of the Company's web site, technology, and infrastructure.

     (B) Use of Estimates
     --------------------

In  preparing financial  statements,  management is required  to make  estimates and assumptions  that effect the reported  amounts of assets and liabilities and disclosure of  contingent  assets and  liabilities  at the date of the financial statements and revenues and expenses during the reported period.  Actual results may differ from these estimates.

     (C) Cash Equivalents
     --------------------

For  the  purpose  of  the  cash  flow  statement,  the  Company  considers  all highly liquid  investments  with original  maturities of three months or less at the time of purchase to be cash equivalents.

     (D) Property and Equipment
     --------------------------

Property  and equipment  are stated at  cost,   less  accumulated  depreciation.
Expenditures  for  maintenance  and repairs are charged to expense as  incurred.
Depreciation  is provided  using the  straight-line  method  over the  estimated useful life's of the assets of five to seven years.

     (E) Software Development Costs
     ------------------------------

In a ccordance  with  EITF Issue   No. 00-2,  the  Company  accounts for its web
site advertisment  development software in accordance with Statement of Position
No. 98-1  "Accounting for the Costs of Computer  Software  Developed or Obtained
for Internal Use" ("SOP 98-1').

SOP  98-1  requires  the  expensing  of all costs  of  the  preliminary  project stage and the training and application  maintenance stage and the capitalization of all  internal  or  external  direct  costs  incurred  during the  application development  stage.  The  Company  amortizes  the  capitalized  cost of software developed or obtained for internal use over an estimated life of three years.

Internal use  software  license  fees paid  to  third  parties  are  charged  to operations as incurred.

     (F) Long-Lived Assets
     ---------------------

During  1995,   Statement   of   Financial   Accounting   Standards   No.   121,
"Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed  Of" ("SFAS  121"),  was issued.  SFAS 121  requires  the Company to review long-lived assets and certain identifiable assets related to those assets for impairment  whenever  circumstances and situations change such that there is an  indication  that  the  carrying  amounts  may  not  be  recoverable.  If the non-discounted  future cash flows of the enterprise are less than their carrying amount,  their carrying amounts are reduced to fair value and an impairment loss is  recognized.  The adoption of this  pronouncement  did not have a significant impact on the Company's  financial  statements  for the period  January 31, 2000
(inception) to October 31, 2000.

     (G) Advertising
     ---------------

In  accordance  with  Accounting  Standards  Executive  Committee  Statement  of
Position  93-7,  ("SOP 93-7") costs  incurred for  producing  and  communicating advertising of the Company,  are charged to operations as incurred.  Advertising costs for the period ended October 31, 2000 was $11,039.

     (H) Stock-Based Compensation
     ----------------------------

 The  Company  accounts  for  stock  options  issued  to employees in accordance with the  provisions of  Accounting  Principles  Board  ("APB")  Opinion No. 25,
"Accounting  for Stock Issued to  Employees",  and related  interpretations.  As such,  compensation  cost is  measured on the date of grant as the excess of the current  market  price of the  underlying  stock over the exercise  price.  Such compensation  amounts are amortized over the respective  vesting  periods of the option grant.  The Company  adopted the  disclosure  provisions of SFAS No. 123,
"Accounting for Stock-Based Compensation," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share  disclosures for employee stock option grants as if the fair-valued  based method defined in SFAS
No. 123 had been applied.

The  Company  accounts for  stock options  issued to  non-employees for goods or services in accordance with SFAS 123.

The Company accounts for stock issued for goods or  services at the stock's fair market value on the grant dates.

     (I) Income Taxes
     ----------------

The  Company  accounts   for  income   taxes  under  the   Financial  Accounting
Standards  No.  109  "Accounting  for Income  Taxes"  ("Statement  109").  Under
Statement 109, deferred tax assets and liabilities are recognized for the future tax  consequences  attributable to differences  between the financial  statement carrying  amounts of existing assets and  liabilities  and their  respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected  to apply to  taxable  income  in the  years in which  those  temporary differences  are expected to be recovered or settled.  Under  Statement 109, the effect  on  deferred  tax  assets  and  liabilities  of a change in tax rates is recognized in income in the period which includes the enactment date.

     (J) Net Loss Per Common Share
     -----------------------------

Basic  net income  (loss) per  common share (Basic  EPS) excludes  dilution  and is computed by dividing  net income  (loss) by the  weighted  average  number of common shares outstanding during the year. Diluted net income per share (Diluted
EPS) reflects the potential  dilution that could occur if stock options or other contracts to issue common stock,  such as convertible  notes,  were exercised or converted into common stock. The assumed exercise of common stock equivalent was not utilized  since the effect was antidilutive.  At October 31, 2000 there were
375,000  common  stock options outstanding which may dilute future  earnings per share.

     (K) Fair Value of Financial Instruments
     ---------------------------------------

Statement  of  Financial  Accounting   Standards  No.  109,  "Disclosures  about
Fair Value of Financial Instruments",  requires disclosures of information about the fair value of certain  financial  instruments for which it is practicable to estimate  that  value.  For  purposes  of this  disclosure,  the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current  transaction  between willing parties,  other than in a forced sale or liquidation.

The  carrying  amounts  of  the  Company's  short-term   financial  instruments,
including  accounts  payable  and  accrued   liabilities,   and  notes  payable,
approximate  fair value due to the relatively short period to maturity for these instruments.

The  carrying  value of  the Company's  long-term debt approximates  fair  value because  the  interest  rate  on  this  instrument  approximates  the  Company's borrowing rate at October 31, 2000.

     (L) New Accounting Pronouncements
     ---------------------------------

The  Financial  Accounting  Standards   Board  has   recently  issued   one  new
accounting pronouncement.  Statement No. 133 as amended by Statement No. 137 and
138, "Accounting for Derivative Instruments and Hedging Activities"  established accounting  and  reporting  standards  for  derivative  instruments  and related contracts  and hedging  activities.  This  statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000.

The  adoption  of  this  pronouncement  did  not have  a material  effect on the
Company's financial position or results of operations.

     (M) Segment Information
     -----------------------

The  Company  applies  Statement of  Financial  Accounting No. 131  "Disclosures
about Segments of an Enterprise and Related  Information." The Company currently operates  in one  segment and has no  revenues  and  geographic  concentrations, therefore, segment information is not presented.

NOTE 2 PROPERTY AND EQUIPMENT

Property and equipment consists of the following at October 31, 2000:

  Automobile                           $       28,557
  Machinery and equipment                      80,889
  Furniture and fixtures                       15,668
                                          -------------
                                          -------------
                                              125,114
  Less: Accumulated depreciation               (7,585)
                                          -------------
                                       $      117,529
                                          =============

Depreciation was $7,585 for the period from January 31, 2000 (inception) to
October 31, 2000.

NOTE 3 SOFTWARE DEVELOPMENT COSTS

Pursuant  to  SOP  98-1,  as  of  October  31,  2000,  the  Company  capitalized
$200,000  in  software  application  development  costs  paid to a  third  party contractor to develop their  web site advertisement  development and maintenance software (See Notes 1(A) and  6(E)(iii)).  No amortization has  been taken as of
October  31, 2000  since  the  asset had not  yet been  placed in  service.  The
Company placed  the software in service on November 1, 2000 and began amortizing it over three years at that date.

During  the  period  from  January  31, 2000  (inception)  to  October 31, 2000, the  Company  expensed  $31,250  in  database  license  fees and $6,207 of other software and product development costs.

NOTE 4 NOTES PAYABLE

Notes payable to unrelated parties consists of the following at October 31, 2000:

  Note payable due in monthly installments of $697, including                         $  17,749
  interest at 13.48%, due May 2003, secured by vehicle

  Line of credit note payable to bank, interest at prime plus 2%, due on demand.
  Secured by all  present and future equipment  of the Company,  right of offset
  against the Company's bank account, guaranteed by principal stockholder.               42,000

  Less current portion                                                                  (48,410)
                                                                                  -----------------
                                                                                      $  11,339
                                                                                  =================

The line of credit note payable to bank of  $42,000 was paid in full in November
2000.

The  note payable  to  stockholder  of  $30,000  is at  6.5%, due by October 16,
2001 and unsecured. The note was paid down by $3000 in November 2000.

                  Long-term debt maturities are as follows:

                  Period ending October 31:
                  -------------------------
                  2001          $  78,410
                  2002              7,284
                  2003              4,055
                                ----------------
                                ----------------
                                $  89,749
                                ================

NOTE 5  STOCKHOLDERS' EQUITY

     (A) Stock Issuances
     -------------------

The  Company  issued  20,000,000  shares  of common  stock  to   its founders on
January 31, 2000 in exchange for services valued at $2,000.

On  February  23, 2000,  the Company issued a private  placement memorandum,  as amended, pursuant to Regulation D, Rule 506, offering up to 11,000,000 shares of its common stock at $1 per share or a maximum of  $11,000,000.  Through  October
31,  2000 the Company  issued  686,900  shares for cash of  $686,900  and issued
114,920  shares for  services  performed  through  October 31,  2000,  valued at
$114,920  pursuant  to this  offering.  Deferred  offering  costs of $7,000 were charged to additional paid-in capital as of October 31, 2000. (See Note 9)

     (B) Stock Options
     -----------------

In  August  2000 the  Company  granted a total of  375,000  common stock options to three  directors  at an exercise  price of $1.00 per share.  The options vest immediately,  have no definitive  expiration  date and may be exercised  only as long as the individual is a member of the Board of Directors.

In  accordance  with  SFAS 123,  for  options issued to  employees,  the Company applies  APB  Opinion  No.  25  and  related  interpretations.  Accordingly,  no compensation cost has been recognized for options issued as of October 31, 2000.
Had  compensation  cost for the  Company's  options  issued  to  directors  been determined  on the fair value at the grant dates  consistent  with SFAS 123, the
Company's  net loss for the  period  ended  October  31,  2000  would  have been increased to the pro-forma amounts indicated below.

   Net loss                        As reported        $     (633,806)
                                   Pro forma          $     (697,556)
   Net loss per share -
    basic and diluted              As reported        $        (0.03)
                                   Pro forma          $        (0.03)

The  effect of  applying Statement  No. 123 is  not likely to  be representative of the  effects on reported  net income  (loss) for future  years due to,  among other things, the effects of vesting.

For  financial statement  disclosure purposes,  the  fair market  value of  each stock option  granted to directors  was estimated on the date of grant using the
Black-Scholes   Model  in   accordance   with  SFAS  123  using  the   following
weighted-average  assumptions: fair market value of common stock $1.00, expected dividend yield 0%, risk-free  interest rate of 6.17%, volatility 0% and expected term of three years.

A  summary of  the options  issued as of  October 31,  2000  and changes  during the year is presented below:

                                                                                   Weighted Average
                                                        Number of Options           Exercise Price
                                                       --------------------    ---------------------
   Stock Options
   -------------
   Balance at beginning of period                                  -             $        -
   Granted                                                      375,000          $      1.00
   Exercised                                                       -             $        -
   Forfeited                                                       -             $        -
                                                                                          -
                                                             -------------------- ------------------
   Balance at end of period                                     375,000          $      1.00
                                                             ==================== ==================

   Options exercisable at end of period                          375,000         $      1.00

   Weighted average fair value of options granted
    during the period                                                            $      0.17
                                                                                   ================

The  following  table summarizes  information  about stock   options outstanding
at October 31, 2000:

                      Options Outstanding                                   Options Exercisable
   ---------------------------------------------------------------------    -------------------------------

                                         Weighted                            Number
                       Number            Average         Weighted        Exercisable        Weighted
     Range of         Outstanding        Remaining         Average             at             Average
     Exercise         at October        Contractual       Exercise        October 31,        Exercise
      Price           31, 2000            Life             Price             2000             Price
   -----------     --------------    --------------    ------------    ---------------    ------------
   $  1.00            375,000                N/A           1.00            375,000            1.00
                   --------------                      ------------    ---------------    ------------
                      375,000                N/A       $   1.00            375,000        $   1.00
                   ==============    ==============    ============    ===============    ============

NOTE 6 COMMITMENTS AND CONTINGENCIES

     (A) Leases
     ----------

The  Company  currently   leases   office  space   under  an   Operating   Lease
Agreement, which started May 1, 2000 and expires April 30, 2001. Rent under this lease is $1,228 per month.

On  July 15,  2000,  the  Company  leased  additional  space  in the same office building under a new lease at $600 per month.  This lease also expires April 30,
2001.

 Total rent expense for the period ended October 31, 2000, was $10,159.

 Future minimum lease payments under the operating leases are as follows:

 Period ended October 31:
                                          2001     $  10,968
                                        ======================

     (B) Employment Agreements
     -------------------------

In   March  2000,   the  Company   entered   into  three   one-year   employment
agreements to pay two employees a base salary of $100,000 and the third employee
$120,000.  The two  employees  will  also  receive  a  performance  based  bonus consisting of $125,000,  25,000 shares of restricted  stock and stock options to purchase 25,000 shares at $1.00 per share. If the performance  bonus  objectives are not met, a second tier bonus will pay each employee  $3.45 for each customer sale up to 36,100  customers.  One employee will receive an additional $2.00 and one  restricted  common  share for each  customer  sale made over  36,100 if the original  bonus  objectives  are met. As of October 31,  2000,  the  performance bonuses have not been paid.

Subsequent  to  October  31,  2000   the  Company  entered   into  two  one-year
employment  agreements  with salaries of $38,500 and $52,500 and sign-on bonuses of 5,000 common shares each.

     (C) Consulting Agreements
     -------------------------

The  Company  enters into  various short-term  consulting agreements,  generally three months, whereby cash and/or capital stock is paid.

At  October  31,  2000,  there  was one  consulting  agreement  with  a  service period of October  20, 2000 to January 20,  2001  whereby  the  consultant  will receive  600,000  shares of common  stock.  The Company  recognized a consulting expense of $71,740 and a related  liability for the period from October 20, 2000 to October 31,  2000.  Subsequent  to October 31, 2000 the Company  entered into four additional  consulting  agreements  whereby the consultants will receive an aggregate 650,000 shares.  All of the above 1,250,000 were issued as of the date of the  accompanying  audit  report.  The  Company  will  recognize  the related expenses over the service periods of the agreements.

     (D) Advertising and Promotional Services Agreements
     ---------------------------------------------------

On  June  20,  2000  (the  "effective  date")  the   Company  entered  into  two
agreements (the "Agreements")  with service providers (the "Service  Providers")
to receive advertising and promotional services as stipulated in the Agreements.

Through  November  2000,  no services  were performed  by the service  providers and no payments were made by the Company.

In  November  2000 these  agreements  were cancelled  and both  parties released each other from any obligations or liabilities.

     (E) Other Agreements
     --------------------

     (i) A legal services  agreement entered into in June 2000 requiring payment of $10,000 and 100,000 shares of common stock for services  rendered relating to the Company filing a proposed SB-2 with the Securities and Exchange  Commission.
As  of  the  date  of  the  accompanying   audit  report,   such  services  were
substantially complete and the stock was issued.

     (ii) A  license  fee  of  $75,000  per  year,  payable  in  twelve  monthly installments of $6,250,  commencing May 2000 and expiring April 2001. (See Notes
1(E) and 3). As of October 31, 2000 total license fees charged to operations was
$31,250.

     (iii) A software  development  fee of $200,000  paid as of October 31, 2000 and reflected as software  development  costs on the balance  sheet.  (See Notes
1(E) and 3). The  agreement  also  commits  the  Company to minimum  maintenance charges  of $3,200  per  month  from July 2000  through  the  expiration  of the agreement on May 25, 2001. All software  programs and code developed  under this agreement, remain the property of the Company.

     (iv) A one-year network service  agreement entered into in July 2000 with a onetime fee of approximately $4,250 and a monthly fee of approximately $6,640.

NOTE 7 INCOME TAXES

There  was  no income  tax expense for  the period  October  31, 2000 due to the
Company's net losses.

The  Company's  tax expense  differs from the  "expected"  tax expense  for  the period ended October 31, 2000,  (computed by applying the Federal  Corporate tax rate of 34% to loss before taxes), as follows:

  Computed "expected" tax expense (benefit)        $    (215,494)
  Effect of net operating losses                         215,494
                                                     --------------
                                                   $         -
                                                     ==============

The  effects of  temporary  differences  that gave rise  to significant portions of deferred tax assets and liabilities at October 31, 2000 are as follows:

    Deferred tax assets:
      Net operating loss carryforward                      215,494

       Total gross deferred tax assets                     215,494
       Less valuation allowance                           (215,494)
                                                     --------------
       Net deferred tax assets                      $          -
                                                     ==============

The  Company  has a net  operating loss carryforward of  approximately  $634,000 available to offset future taxable income through 2020.

There  was no  valuation  allowance  at  January  31,  2000.  The  net change in valuation  allowance during the period ended October 31, 2000 was an increase of
$215,494.

NOTE 8 GOING CONCERN

As  reflected  in  the  accompanying  financial  statements,  the  Company  is a development  stage  company with no  revenues,  losses of $633,806 and a working capital  deficiency  of  $143,176.  The  ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional  capital and implement  its business  plan.  The financial  statements do not include any adjustments  that might be  necessary  if the Company is unable to continue as a going concern.

The  Company  anticipates  raising  additional  working  capital  and  as of the date of the accompanying  audit report subsequent to October 31, 2000 has issued additional  shares as discussed in Note 9. The Company has also begun operations and generated sales and related revenues  starting November 1, 2000. The Company is  currently  preparing  a  Securities  and  Exchange  Commission  Form SB-2 to
register the selling securityholders outstanding common stock in order to become quoted on the OTC Bulletin Board. Management believes that the actions presently being taken to obtain additional funding and implement its business plan provide the opportunity for the Company to continue as a going concern.

NOTE 9 SUBSEQUENT EVENTS

During  November  and  December  2000,  the  Company  issued  737,000  shares of common stock for $737,000  cash. In addition,  1,460,000  shares were issued for services.  For financial accounting purposes the 1,460,000 shares were valued at
$1.00 per share based on concurrent  cash  issuances  resulting in an expense of
$1,460,000.

ITEM 23.  CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING AND
FINANCIAL DISCLOSURE

     The accounting firm of Salberg Company, P.A., Certified Public Accountants,
audited  our  Financial   Statements  for  the  period  from  January  31,  2000
(inception) to October 31, 2000. Prior to this, the accounting firm of Weinberg
&  Company,  PA,  Certified  Public  Accountants,   audited  our  Financial
Statements for the period from January 31, 2000  (inception)  to June 30, 2000.
Since  inception,   we  have  had  no  changes  in  or  disagreements  with  our accountants.

DEALER PROSPECTUS DELIVERY OBLIGATION

     Until ninety days after the effectiveness of the registration  statement of which this  prospectus is a part, all dealers that effect  transactions in these securities,  whether or not  participating in this offering,  may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a  prospectus  when  acting as  underwriters  and with  respect to their  unsold allotments or subscriptions.

         PART II - INFORMATION NOT REQUIRED TO BE INCLUDED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws provide that we may indemnify any persons who:

(a) were  or are,  or are  threatened to be  made,  parties to  any  threatened, pending or completed legal action, suit or proceeding,  whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation),  by reason of the fact that such person was an officer,  director, employee  or agent of such  corporation  or is or was  serving at the request of such  corporation  as  an  officer,  director,  employee  or  agent  of  another
corporation,   partnership,  joint  venture,  trust  or  other  enterprise.  The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement  actually and  reasonably  incurred by such person in connection with such action,  suit or proceeding,  provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's  best interests and, for criminal  proceedings,  had no reasonable cause to believe that his conduct was unlawful.  The  termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo  contendere or its equivalent,  shall not, of itself,  create a presumption that the person did not act in good  faith and in a manner  which he  reasonably believed to be in or not opposed to the best interest of the  corporation,  and, with respect to any  criminal  action or  proceeding,  had  reasonable  cause to believe that his conduct was unlawful.

(b) were or  are,  or are  threatened  to  be made  a party to  any  threatened, pending or  completed  action or suit by or in the right of the  corporation  to procure  a  judgment  in its  favor by  reason  of the fact  that he is or was a director,  officer, employee, or agent of the corporation,  or is or was serving at the request of the corporation as a director,  officer,  employee or agent of another  corporation,  partnership,  joint  venture,  trust or other  enterprise against expenses (including  attorney's fees) actually and reasonably incurred y him in  connection  with the defense or  settlement of such action or suit if he acted in good  faith  and in a manner  he  reasonably  believed  to be in or not
opposed  to  the  best  interests  of  the   corporation   and  except  that  no
indemnification  shall be made in respect  of nay  claim,  issue or matter as to which such  person  shall  have been  adjudged  to be liable to the  corporation unless and only to the extent  that the Court of  Chancery or the court in which such action or suit was brought shall determine upon application that despite he adjudication of liability but in view of all the  circumstances of the case such person is fairly and  reasonably  entitled to indemnify for such expenses  which the Court of Chancery or such other court shall deem proper. Any indemnification under subsections (a) and (b) of this section,  unless ordered by a court, shall be made by the  corporation  only as  authorized  in the  specific  case  upon a determination that indemnification of the director,  officer,  employee or agent is proper in the  circumstances  because he has met the  applicable  standard of conduct set forth in subsections (a) and (b) of this section.

     Section  145  of the  Delaware  General  Corporation  Law  provides  that a
Delaware  corporation may indemnify officers and directors in an action by or in the  right  of the  corporation  under  the  same  conditions,  except  that  no indemnification  is  permitted  without  judicial  approval  if the  officer  or director  is  adjudged  to be liable to the  corporation.  Where an  officer  or director is  successful  on the merits or otherwise in the defense of any action referred to above,  the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification  is against  public policy as expressed in the Securities Act of
1933 and is therefore unenforceable.

INDEMNIFICATION AGREEMENTS

     We have  agreed  to  indemnify  and  hold  harmless  all of our  Directors,
Officers, employees,  consultants, sales placement agents, and fiduciaries, (the
"indemnified  party"),  by entering into  indemnification  agreements  with such persons,  to the fullest  extent  permitted by  applicable  law.  The  agreement includes indemnification against expenses, including reasonable attorneys' fees, judgments,  penalties,  fines,  and  amounts  paid in  settlement  actually  and reasonably  incurred by the  Indemnified  Party in connection  with any civil or criminal  action or  administrative  proceeding  arising out of the  Indemnified
Party's  performance of their duties in regard to all aspects  arising from this
Offering of our securities.  Our bylaws and Certificate of Incorporation provide a blanket  indemnification  that we shall  indemnify to the fullest extent under the law our directors and officers  against  certain  liabilities  incurred with respect to their service in such  capacities.  In addition,  our  Certificate of
Incorporation  provides that the personal liability of directors and officers to us and our  shareholders  for  monetary  damages  will be  limited.  Insofar  as indemnification  for  liabilities  arising  under  the  Securities  Act  may  be permitted to our directors,  officers and  controlling  persons  pursuant to the foregoing provisions,  or otherwise, we have been advised that in the opinion of the Securities and Exchange  Commission,  such indemnification is against public policy  as  expressed  in the  Securities  Act of  1933,  as  amended,  and  is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director,  officer or  controlling  person of the  Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling  person in connection with the securities  being  registered,  we will,  unless in the  opinion of our  counsel  the matter has been  settled by a controlling  precedent,  submit  to a  court  of  appropriate  jurisdiction  the question  of whether  such  indemnification  by us is against  public  policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The  following   table  is  an   itemization   of  all  expenses,   without
consideration  to future  contingencies,  incurred or expected to be incurred by our  Corporation  in  connection  with  the  issuance  and  distribution  of the securities being offered by this  prospectus.  Items marked with an asterisk (*)
represent estimated  expenses.  We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

         ITEM                                                 EXPENSE
         ----                                                 -------
         SEC Registration Fee                                 $
         Legal Fees and Expenses                              $
         Accounting Fees and Expenses                         $
         Miscellaneous*                                       $
         =============================================
         Total*                                               $

* Estimated Figure

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Between February 23, 2000 and December 8, 2000, we sold 1,423,900 shares of our Common Stock to 71 persons at a price of $1.00 per share.  As of the date of this prospectus, we have raised proceeds of $1,423,900.

     On January  31,  2000,  we issued  10,000,000  shares to David  Hancock and
10,000,000 to Damber Production, Inc. for services rendered in the course of our corporate  formation.  On July 6, 2000,  we issued  2,205 shares to Tom Ozgo for brokerage  services  rendered.  On July 24,  2000,  we issued  11,000  shares to
William Best for  consulting  services  rendered.  On August 1, 2000,  we issued
1,715 shares to Tom Ozgo for brokerage services  rendered.  On November 13, 2000 we issued 50,000 shares to JCL  Associates  for services  rendered in connection with  software  development.  On November 13, 2000 we issued  600,000  shares to
Charles Bitters for consulting services rendered. On November 13, 2000 we issued
150,000  shares to  Charlie  Cleveland  for  consulting  services  rendered.  On
December 4, 2000 we issued  125,000  shares to Charlie  Cleveland for consulting services rendered. On December 5, 2000 we issued 5,000 shares to Bernadette Pate as an employee  sign-on  bonus.  On November  15, 2000 we issued 5,000 shares to
Sheila  Llewellyn as an employee  sign-on bonus.  On November 16, 2000 we issued
150,000 shares to Richard Michael for consulting services rendered.  On December
5, 2000 we issued 250,000  shares to Chance  Research  Corporation  for services rendered.

     The  aforementioned   securities  were  issued  under  the  exemption  from
registration  provided by Section 4(2) of the Act, as amended.  We believed this exemption is available because these issuances were transactions not involving a public offering.  There was no general solicitation or advertising used to offer our  shares;  each  investor  had a prior  relationship  with  the  Company.  In addition,  each  investor had the  knowledge  and  experience  in financial  and business matters to evaluate the merits and risks of this prospective investment and therefore was either  accredited or sufficiently  sophisticated to undertake such an investment.

ITEM 27. EXHIBITS

------------------- ---------------------------------------------------------------------------------------
  EXHIBIT NUMBER                                     EXHIBIT DESCRIPTION
------------------- ---------------------------------------------------------------------------------------
------------------- ---------------------------------------------------------------------------------------
        3.1         Articles of Incorporation
------------------- ---------------------------------------------------------------------------------------
------------------- ---------------------------------------------------------------------------------------
        3.2         Bylaws
------------------- ---------------------------------------------------------------------------------------
------------------- ---------------------------------------------------------------------------------------

        5           Legal Opinion
------------------- ---------------------------------------------------------------------------------------
------------------- ---------------------------------------------------------------------------------------
        8           Consents of Experts
------------------- ---------------------------------------------------------------------------------------
------------------- ---------------------------------------------------------------------------------------
        10.1        Database Licensing Agreement between COMMUNICATE NOW.COM, INC. and Acxiom Corporation.
------------------- ---------------------------------------------------------------------------------------
------------------- ---------------------------------------------------------------------------------------
        10.2        Software Development Agreement between COMMUNICATE NOW.COM, INC.y and JCL Associates.
------------------- ---------------------------------------------------------------------------------------
------------------- ---------------------------------------------------------------------------------------
        10.3        Networking Agreement between COMMUNICATE NOW.COM, INC. and Interliant, Inc.
------------------- ---------------------------------------------------------------------------------------
------------------- ---------------------------------------------------------------------------------------
        10.4        Website Mapping Licensing Agreement between COMMUNICATE NOW.COM, INC. and ESRI.
------------------- ---------------------------------------------------------------------------------------
------------------- ---------------------------------------------------------------------------------------
        10.5        Billing Agreement between COMMUNICATE NOW.COM, INC. and ExpressBill, Inc.
------------------- ---------------------------------------------------------------------------------------
------------------- ---------------------------------------------------------------------------------------
        10.6        Leasing Agreement between COMMUNICATE NOW.COM, INC. and 3513 L.C.
------------------- ---------------------------------------------------------------------------------------
------------------- ---------------------------------------------------------------------------------------
        27          Financial Data Schedule
------------------- ---------------------------------------------------------------------------------------

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.    To file, during any period in which it offers or sells securities, a post-
      effective amendment to  this registration statement to:
      a.  Include any prospectus required by Section 10(a)(3)  of the Securities
          Act  of 1933;
      b.  Reflect  in the  prospectus any facts or events which, individually or together,  represent  a fundamental  change in the  information in the registration statement;
      c.  Include  any additional or changed material information on the plan of distribution.
2.    That, for determining liability under the Securities Act of 1933, to treat each  post-effective  amendment as  a new  registration  statement  of the securities offered,  and the offering of the securities at that time to be the initial bona fide offering.

3.    To file a post-effective amendment to remove  from registration any of the securities that remain unsold at the end of the offering.

4.    Insofar  as indemnification  for liabilities  arising under the Securities
      Act  of 1933  may be  permitted  to  directors, officers  and  controlling
      persons  of the  Registrant   pursuant  to  the foregoing  provisions,  or
      otherwise,  the Registrant  has been  advised that  in the opinion  of the
      Securities and Exchange Commission such indemnification is  against public policy as expressed in the Act and is, therefore, unenforceable.

5.    In the  event that  a claim for  indemnification against such liabilities, other  than the payment by the Registrant of expenses incurred and paid by a  director,  officer or  controlling  person of  the  Registrant  in  the successful defense of any action, suit or proceeding,  is asserted by such director, officer or controlling person in connection  with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to a
      court   of  appropriate   jurisdiction    the    question   whether   such
      indemnification  by  it  is  against public  policy  as  expressed in  the
      Securities  Act of 1933  and will be governed by the final adjudication of such issue.

SIGNATURES

     In accordance  with the  requirements  of the  Securities  Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  of filing on Form SB-2 and  authorized  this  registration statement to be signed on its behalf by the undersigned,  in the City of Temple,
State of Texas on _________________, 2000.

(REGISTRANT) COMMUNICATE NOW.COM, INC.

By____________________________________
  (Signatures and Title)

     In accordance  with the  requirements  of the Securities Act of 1933,  this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ David Hancock                                                  /s/ Bill Elliott
______________________________                                    ______________________________
    David Hancock                                                     Bill Elliott
   (President, Chairman of the Board,                                (Director)
    Chief Executive Officer)                                          December 22, 2000
    December 22, 2000                                             ______________________________
______________________________

/s/ Dennis J. Bash                                                 /s/ Randal Leblanc
______________________________                                    ______________________________
    Dennis J. Bash                                                     Randal Leblanc
   (Vice President)                                                   (Director)
    December 22, 2000                                                  December 22, 2000
______________________________                                    ______________________________

/s/ Dana Melroy Ransom, Jr.                                        /s/ John C. Winkler
______________________________                                    ______________________________
    Dana Melroy Ransom, Jr.                                            John c.Winkler
   (Vice President)                                                   (Director)
    December 22, 2000                                                  December 22, 2000
______________________________                                    ______________________________

(Signature)
__________
(Principle Financial Officer)
(Date)
__________